                          MEDICAL DEVICE ALLIANCE INC.


                                  EXHIBIT 10.25



                                    AGREEMENT
                                       AND
                                 PLAN OF MERGER
                                      AMONG
                          MEDICAL DEVICE ALLIANCE INC.;

                              PX ACQUISTION CORP.;

                                       AND

                             PARALLAX MEDICAL, INC.

                                                              EXECUTION ORIGINAL




                          AGREEMENT AND PLAN OF MERGER


                                     among:


                         MEDICAL DEVICE ALLIANCE, INC.,
                              a Nevada corporation;


                              PX ACQUISITION CORP.,
                             a Delaware corporation;

                                       and

                             PARALLAX MEDICAL, INC.,
                             a Delaware corporation.








                           ---------------------------

                           Dated as of August 10, 1998

                           ---------------------------

                                TABLE OF CONTENTS

                                                                                          PAGE
SECTION 1
     CERTAIN DEFINITIONS.................................................................. 1

SECTION 2................................................................................. 7

     2.1   Merger of the Company into Merger Sub; Company Action.......................... 7
     2.2   Effect of Merger............................................................... 8
     2.3   Closing; Effective Date........................................................ 8
     2.4   Certificate of Incorporation and Bylaws; Directors and Officers................ 8
     2.5   Conversion of Shares; Issuance of Contingent Stock; Treatment of Options....... 8
     2.6   Closing of the Company's Transfer Books........................................ 10
     2.7   Exchange of Certificates....................................................... 10
            (a)  Exchange Procedures...................................................... 10
            (b)  Fractional Shares........................................................ 10
            (c)  Legends.................................................................. 11
            (d)  No Liability............................................................. 11
     2.8   Tax Consequences............................................................... 11
     2.9   Dissenting Shares.............................................................. 11
     2.10  Further Action................................................................. 11
     2.11  Company Stockholders' Indemnity Shares......................................... 12

SECTION 3
    REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................................... 12

     3.1  Due Organization; No Subsidiaries, Etc.......................................... 12
     3.2  Certificate of Incorporation and Bylaws; Records................................ 12
     3.3  Capitalization.................................................................. 13
     3.4  Financial Statements............................................................ 13
     3.5  Absence of Changes.............................................................. 14
     3.6  Title to Assets................................................................. 15
     3.7  Accounts Receivable; Loans and Advances......................................... 16
     3.8  Equipment; Real Property........................................................ 16
     3.9  Proprietary Assets.............................................................. 16
     3.10  Contracts...................................................................... 17
     3.11  No Undisclosed Liabilities..................................................... 19
     3.12  Compliance with Legal Requirements............................................. 19
     3.13  Governmental Authorizations.................................................... 19
     3.14  Tax Matters.................................................................... 19
     3.15  Employee and Labor Matters; Benefit Plans...................................... 22
     3.16  Environmental Matters.......................................................... 24
     3.17  Insurance...................................................................... 25
     3.18  Related Party Transactions..................................................... 25
     3.19  Legal Proceedings; Orders...................................................... 26
     3.20  Authority; Binding Nature of Agreement......................................... 26

     3.21  Non-Contravention; Consents and Notices........................................ 26
     3.22  Full Disclosure................................................................ 27
     3.23  Finder's Fee................................................................... 27

SECTION 4
     REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.............................. 27

     4.1  Due Organization, Etc........................................................... 27
     4.2  Certificate of Incorporation and Bylaws; Records................................ 28
     4.3  Capitalization.................................................................. 28
     4.4  Financial Statements............................................................ 28
     4.5  Absence of Changes.............................................................. 29
     4.6  Title to Assets................................................................. 30
     4.7  Accounts Receivable; Loans and Advances......................................... 30
     4.8  Equipment; Real Property........................................................ 31
     4.9  Proprietary Assets.............................................................. 31
     4.10  Contracts...................................................................... 32
     4.11  No Undisclosed Liabilities..................................................... 33
     4.12  Compliance with Legal Requirements............................................. 33
     4.13  Governmental Authorizations.................................................... 33
     4.14  Tax Matters.................................................................... 34
     4.15  Employee and Labor Matters; Benefit Plans...................................... 38
     4.16  Environmental Matters.......................................................... 40
     4.17  Insurance...................................................................... 40
     4.18  Related Party Transactions..................................................... 41
     4.19  Legal Proceedings; Orders...................................................... 41
     4.20  Authority; Binding Nature of Agreement......................................... 41
     4.21  Non-Contravention; Consents and Notices........................................ 42
     4.22  Full Disclosure................................................................ 43
     4.23  Finder's Fee................................................................... 43

SECTION 5
     CERTAIN COVENANTS OF THE COMPANY..................................................... 43

     5.1  Access and Investigation........................................................ 43
     5.2  Operation of the Company's Business............................................. 43
     5.3  Notification; Updates to Company Disclosure Schedule............................ 45
     5.4  No Solicitation................................................................. 46

SECTION 6
     CERTAIN COVENANTS OF PARENT.......................................................... 46

     6.1  Access and Investigation........................................................ 46
     6.2  Operation of the Parent's Business.............................................. 46
     6.3  Notification; Updates to Parent Disclosure Schedule............................. 47
     6.4  Regulatory Filings; Fairness Hearing............................................ 48
     6.5  Stock Option Plan; Employee Benefits ........................................... 48

     6.6  Reorganization.................................................................. 48
     6.7  Loan............................................................................ 48

SECTION 7
     CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB......................... 48

     7.1  Accuracy of Representations..................................................... 48
     7.2  Performance of Covenants........................................................ 49
     7.3  No Material Adverse Effect...................................................... 49
     7.4  Compliance Certificate.......................................................... 49
     7.5  Stockholder Approval............................................................ 49
     7.6  Consents........................................................................ 49
     7.7  Legal Opinion................................................................... 49
     7.8  No Restraints................................................................... 49
     7.9  No Governmental Litigation...................................................... 49
     7.10  No Other Litigation............................................................ 49
     7.11  Continuity of Interest Certificates............................................ 50
     7.12  Dissenting Shares.............................................................. 50

SECTION 8
     CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY................................... 50

     8.1  Accuracy of Representations..................................................... 50
     8.2  Performance of Covenants........................................................ 50
     8.3  No Material Adverse Effect...................................................... 50
     8.4  Compliance Certificate.......................................................... 50
     8.5  Stockholder Approval............................................................ 50
     8.6  Consents........................................................................ 50
     8.7  Legal Opinion................................................................... 51
     8.8  Registration Rights ............................................................ 51
     8.9  Funding Commitment Letter....................................................... 51
     8.10  Stock Option Plan.............................................................. 51
     8.11  Preissman Employment Agreement................................................. 51
     8.12  No Restraints.................................................................. 51
     8.13  No Governmental Litigation..................................................... 51
     8.14  No Other Litigation............................................................ 51
     8.15 Certificate of Designation...................................................... 51
     8.16  Dissenting Shares.............................................................. 52

SECTION 9
     TERMINATION.......................................................................... 52

     9.1  Termination..................................................................... 52
     9.2  Effect of Termination........................................................... 52
     9.3  Fees and Expenses............................................................... 52


SECTION 10
     SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.......................... 53

     10.1  Survival of Company Representations and Warranties............................. 53
     10.2  Survival of Parent and Merger Sub Representations and Warranties............... 53
     10.3  Indemnification by the Company Stockholders.................................... 54
     10.4  Indemnification by Parent and Merger Sub....................................... 54
     10.5  Notice; Defense of Claim....................................................... 54
     10.6  Further Limitations on Indemnification......................................... 55
     10.7  Stockholders' Agent............................................................ 56
     10.8  Actions of the Stockholders' Agent............................................. 56

SECTION 11
     MISCELLANEOUS PROVISIONS............................................................. 57

     11.1  Further Assurances............................................................. 57
     11.2  Attorneys' Fees................................................................ 57
     11.3  Notices ....................................................................... 57
     11.4  Time of the Essence............................................................ 58
     11.5  Governing Law.................................................................. 58
     11.6  Successors and Assigns......................................................... 58
     11.7 Waiver.......................................................................... 58
     11.8  Amendments..................................................................... 59
     11.9  Severability .................................................................. 59
     11.10  Disclosure Schedules.......................................................... 59
     11.11  Entire Agreement.............................................................. 59
     11.12  Construction.................................................................. 59
     11.13  Headings...................................................................... 59
     11.14 Counterparts................................................................... 59
     11.15 Confidentiality................................................................ 60

EXHIBIT A - Intentionally omitted
EXHIBIT B - Directors and Officers of the Surviving Corporation
EXHIBIT C - Form of Opinion of Gunderson Dettmer
EXHIBIT D - Form of Opinion of Nida & Maloney
EXHIBIT E - Form of Registration Rights Agreement
EXHIBIT F - Form of Funding Commitment Letter
EXHIBIT G - Form of Escrow Agreement
EXHIBIT H - Form of Preissman Employment Agreement
EXHIBIT I - 1998 Plan
EXHIBIT J - Form of Continuity of Interest Certificate
EXHIBIT K - Form of Certificate of Designation
PARENT DISCLOSURE SCHEDULE
COMPANY DISCLOSURE SCHEDULE

                               AGREEMENT AND PLAN
                                    OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of August 10, 1998, by and among MEDICAL DEVICE ALLIANCE, INC., a Nevada corporation ("PARENT"), PX ACQUISITION CORP., a Delaware corporation and a wholly owned Subsidiary of Parent ("Merger Sub"), PARALLAX MEDICAL, INC., a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in Section 1 hereof.

                                    RECITALS

        A. Parent, Merger Sub and the Company intend to effect a merger of the Company into Merger Sub (the "Merger") in accordance with this Agreement and the Delaware General Corporation Law (the "DGCL"). Upon consummation of the Merger, the Company will cease to exist, and Merger Sub will remain a wholly owned Subsidiary of Parent.

        B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

        C. This Agreement has been adopted and approved by the respective boards of directors of Parent, Merger Sub and the Company and by Parent, as the sole stockholder of Merger Sub.

                                    AGREEMENT

       The parties to this Agreement, intending to be legally bound, agree as follows:


                                    SECTION 1

                               CERTAIN DEFINITIONS

        For purposes of the Agreement

        1998 PLAN. "1998 Plan" shall have the meaning set forth in Section 6.5.

        ACQUISITION PROPOSAL. "Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Parent) contemplating or otherwise relating to any Company Acquisition Transaction.

        AFFILIATES. "Affiliates" shall mean any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with, a specified Person.

        AGGREGATE LIQUIDATION PREFERENCE. "Aggregate Liquidation Preference" shall mean that amount equal to (i) the total number of shares of the Company's Series A Preferred stock issued and outstanding at the Effective Time multiplied by (ii) 0.09401 plus the amount of all declared but unpaid dividends per each share of Series A Preferred Stock.

        AGREEMENT. "Agreement" shall mean this Agreement and Plan of Merger (including the Exhibits and Disclosure Schedules hereto ), as it may be amended from time to time.

        CERTIFICATE OF MERGER. "Certificate of Merger" shall have the meaning set forth in Section 2.3.

        SERIES B PREFERRED STOCK. "Series B Preferred Stock" shall have the meaning set forth in Section 2.5(a).

        CLOSING. "Closing" shall have the meaning set forth in Section 2.3.

        CLOSING DATE. "Closing Date" shall have the meaning set forth in Section 2.3.

        CODE. "Code" shall mean the Internal Revenue Code of 1968, as amended.

        COMPANY. "Company" shall mean Parallax Medical, Inc., a Delaware corporation.

        COMPANY ACCOUNTS RECEIVABLE. "Company Accounts Receivable" shall have the meaning set forth in Section 3.7.

        COMPANY ACQUISITION TRANSACTION. "Company Acquisition Transaction" shall mean any transaction not contemplated by this Agreement involving:

               (a) any sale, lease, exchange, transfer, license or other disposition or acquisition of the business or assets of the Company constituting more than 20% of the business or assets of the Company or accounting for more than 20% of the revenues of the Company in any one transaction or in a series of related transactions;

               (b) any offer to purchase, tender offer, exchange offer or any similar transaction or series of related transactions made by any Person involving more than 20% of the outstanding shares of the capital stock of the Company; or

               (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction or series of related transactions involving the Company.

        COMPANY COMMON STOCK. "Company Common Stock" shall have the meaning set forth in Section 2.5(a)(i).

        COMPANY CONTRACT. "Company Contract" shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

        COMPANY DISCLOSURE SCHEDULE. "Company Disclosure Schedule" shall have the meaning set forth in the Preamble to Section 3.

        COMPANY FINANCIAL STATEMENTS. "Company Financial Statements" shall mean those financial statements of the Company set forth in clauses (i) and (ii) of
Section 3.4(a).

        COMPANY OPTION. "Company Option" shall mean any option to purchase capital stock of the Company held by any director, officer or employee of, or consultant to, the Company.

        COMPANY PENSION PLAN. "Company Pension Plan" shall have the meaning set forth in Section 3.15(c).

        COMPANY PLANS. "Company Plans" shall have the meaning set forth in
Section 3.15(b).

        COMPANY PROPRIETARY ASSETS. "Company Proprietary Assets" shall mean any Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.

        COMPANY RELATED PARTY. "Company Related Party" shall have the meaning set forth in Section 3.18.

        COMPANY RETURNS. "Company Returns" shall have the meaning set forth in
Section 3.14.

        COMPANY STOCK CERTIFICATE. "Company Stock Certificate" shall have the meaning set forth in Section 2.6.

        COMPANY STOCKHOLDERS. "Company Stockholders" shall mean all stockholders of the Company as of the Effective Time.

        COMPANY STOCKHOLDERS' INDEMNITY SHARES. "Company Stockholders' Indemnity Shares" shall have the meaning set forth in Section 2.11.

        COMPANY WELFARE PLAN. "Company Welfare Plan" shall have the meaning set forth in Section 3.15(d).

        CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

        CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan, or legally binding commitment or undertaking of any nature.

        DAMAGES. "Damages" shall include any loss, damage, injury, liability, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature. Damages shall not include lost profits, lost savings, or other indirect, special, incidental or consequential damages whether such damages are based on tort, contract, or any other legal theory, and even if the Indemnitee has been advised of the possibility of such damages.

        DGCL. "DGCL" shall mean the Delaware General Corporation Law.

        DISSENTING SHARES. "Dissenting Shares" shall have the meaning set forth in Section 2.9.

        EFFECTIVE TIME. "Effective Time" shall have the meaning set forth in
Section 2.3.

        EMPLOYEE BENEFIT PLAN. "Employee Benefit Plan" shall have the meaning specified in Section 3(3) of ERISA.

        ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

        ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company, limited liability company, joint stock company, firm or other enterprise, association, organization or entity.

        ENVIRONMENTAL LAW. "Environmental Law" shall have the meaning set forth in Section 3.16.

        ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        ESCROW AGENT. "Escrow Agent" shall be the Person or entity appointed to act as escrow agent for the Company Stockholders' Indemnity Shares pursuant to the Escrow Agreement.

        ESCROW AGREEMENT. "Escrow Agreement shall have the meaning set forth in
Section 2.11.

        ESCROW FUND. "Escrow Fund" shall have the meaning set forth in Section 2.11.

        ESCROW PERIOD. "Escrow Period" shall have the meaning set forth in
Section 2.11.

        EXCHANGE RATIO. "Exchange Ratio" shall have the meaning set forth in
Section 2.5(a)(i).

        EXPIRATION DATE. "Expiration Date" shall have the meaning set forth in
Section 10.1.

        GAAP. "GAAP" means generally accepted accounting principals as currently in effect in the United States.

        GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

        GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) federal, state, local, municipal or other government; or (b) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

        INDEMNIFIED PARTY. "Indemnified Party" shall have the meaning set forth in Section 10.5.

        INDEMNIFYING PARTY. "Indemnifying Party" shall have the meaning set forth in Section 10.5.

        INDEMNIFICATION NOTICE. "Indemnification Notice" shall have the meaning set forth in Section 10.5.

        LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

        LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

        MATERIAL ADVERSE EFFECT. A violation of a representation or warranty or any other matter will be deemed to have a "Material Adverse Effect" on the Company or Parent, as the case may be, if such violation or other matter would have a material adverse effect on the Company's or, taken as a whole, Parent's and Parent's Subsidiaries, as the case may be, business, condition, assets, liabilities, operations, financial performance or prospects. "Material Adverse Effect" shall not include continuing operating losses of the parties, failure to receive Food and Drug Administration or other regulatory approval or issuances of patents, any change in economic conditions, business conditions or GAAP generally affecting the medical devices industry, or any effect on either party hereto directly resulting from such parties' compliance with Sections 5.2 or 6.2, as applicable.

        MATERIAL COMPANY CONTRACT. "Material Company Contract" shall have the meaning set forth in Section 3.10.

        MATERIAL PARENT CONTRACT. "Material Parent Contract" shall have the meaning set forth in Section 4.10.

        MATERIALS OF ENVIRONMENTAL CONCERN. "Materials of Environmental Concern" shall have the meaning set forth in Section 3.16.

        MERGER SHARES. "Merger Shares" shall have the meaning set forth in
Section 2.5.

        MERGER SUB. "Merger Sub" shall mean PX Acquisition Corp., a Delaware corporation.

        PARENT. "Parent" shall mean Medical Device Alliance, Inc., a Nevada corporation.

        PARENT ACCOUNTS RECEIVABLE. "Parent Accounts Receivable" shall have the meaning set forth in Section 4.7.

        PARENT COMMON STOCK. "Parent Common Stock" shall have the meaning set forth in Section 2.5.

        PARENT DISCLOSURE SCHEDULE. "Parent Disclosure Schedule" shall have the meaning set forth in the Preamble to Section 4.

        PARENT FINANCIAL STATEMENTS. "Parent Financial Statements" shall have the meaning set forth in Section 4.4.

        PARENT PENSION PLAN. "Parent Pension Plan" shall have the meaning set forth in Section 4.15(d).

        PARENT PLANS. "Parent Plans" shall have the meaning set forth in Section 4.15(b).

        PARENT PROPRIETARY ASSETS. "Parent Proprietary Assets" shall mean any Proprietary Assets owned by or licensed to, or otherwise used by, Parent and its Subsidiaries.

        PARENT RELATED PARTY. "Parent Related Party" shall have the meaning set forth in Section 4.18.

        PARENT RETURNS. "Parent Returns" shall have the meaning set forth in
Section 4.14.

        PARENT UNAUDITED INTERIM BALANCE SHEET. "Parent Unaudited Interim Balance Sheet" shall have the meaning set forth in Section 4.4.

        PARENT WELFARE PLAN. "Parent Welfare Plan" shall have the meaning set forth in Section 4.15(d).

        PERSON. "Person" shall mean any individual, Entity or Governmental Body.

        PRE-CLOSING PERIOD. "Pre-Closing Period" shall have the meaning set forth in Section 5.1.

        PROPRIETARY ASSET. "Proprietary Asset" shall mean any patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, source code, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset.

        RELATED AGREEMENTS. "Related Agreements" shall have the meaning set forth in Section 4.20.

        REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

        SEC. "SEC" shall mean the United States Securities and Exchange Commission.

        SUBSIDIARIES. "Subsidiaries" shall mean, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which more than fifty percent (50%) of either the equity interest in, or the voting control of, such corporation or other organization is, directly or indirectly through Subsidiaries or otherwise, beneficially owned by such party.

        SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

        SERIES A PREFERRED STOCK. "Series A. Preferred Stock" shall have the meaning set forth in Section 2.5.

        SURVIVING CORPORATION. "Surviving Corporation" shall have the meaning set forth in Section 2.1.

        TAX. "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any and all taxes including, without limitation, (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding payroll, employment, exercise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period or as the result of being a transferee or successor thereof and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other Person.

        TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

        THIRD PARTY CLAIM. "Third Party Claim" shall have the meaning set forth in Section 10.6.

        UNAUDITED INTERIM BALANCE SHEET. "Unaudited Interim Balance Sheet" shall have the meaning set forth in Section 3.4(a)(ii).


                                    SECTION 2

        2.1 MERGER OF THE COMPANY INTO MERGER SUB; COMPANY ACTION. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, the Company shall be merged with and into Merger Sub, and the separate existence of the Company shall cease. Merger Sub will continue as the surviving corporation in the Merger (the "Surviving

Corporation"). The Company hereby represents that the Board of Directors of the Company has (A) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the stockholders of the Company, (B) approved and adopted this Agreement and the transactions contemplated hereby, (C) recommended that the stockholders of the Company, if required by applicable law in order to consummate the Merger, approve and adopt this Agreement and the transactions contemplated hereby, and
(D) determined that the consideration to be received by stockholders and other security holders of the Company pursuant to the Merger is fair to such holders.

        2.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

        2.3 CLOSING; EFFECTIVE DATE. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Nida & Maloney, PC, 800 Anacapa Street, Santa Barbara, California 93101, or at such other place, time and date as the parties may designate, but in any event shall be no later than the second business day after the date that all of the conditions set forth in Sections 7 and 8 have been satisfied or waived (the "Closing Date"). Contemporaneously with the Closing, a properly executed certificate of merger conforming to the requirements of the DGCL (the "Certificate of Merger") shall be filed with the Secretary of State of the State of Delaware. The Merger shall take effect at the time the Certificate of Merger is filed with and accepted by the Secretary of State of the State of Delaware (the "Effective Time").

        2.4 CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise agreed to in writing by the Company and Parent prior to the Effective Time:

               (a) the Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time, provided, that the name of the Surviving Corporation shall be "Parallax Medical, Inc.";

               (b) the Bylaws of the Surviving Corporation shall be the Bylaws of Merger Sub as in effect immediately prior to the Effective Time;

               (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals identified on Exhibit B;

        2.5 CONVERSION OF SHARES; ISSUANCE OF CONTINGENT STOCK; TREATMENT OF OPTIONS.

               (a) Subject to Section 2.7(b) and Section 2.9, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, stockholders of the Parent, Merger Sub, the Company or stockholders of the Company:

                      (i) except for Dissenting Shares, each share of common stock, par value $.001 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive that number of duly authorized, validly issued, fully paid and nonassessable shares of Series B Convertible Preferred Stock, par value $.001 per share, of Parent (the "Series B Preferred Stock;" the Series B Preferred Stock to be issued in connection with the Merger is referred to herein as the "Merger

Shares") equal to (i)(A) 5,000,000 less (B) the Aggregate Liquidation Preference divided by (ii) the product of (C) the total number of shares of Company Common Stock issued and outstanding at the Effective Time and (D) 7.50 (rounded to the nearest eight decimal place) (the "Exchange Ratio"). Except for Dissenting Shares, each share of Series A Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive that number of shares of Series B Preferred Stock equal to (i) the Aggregate Liquidation Preference divided by (ii) the product of (A) the total number of shares of the Company's Series A Preferred Stock, par value $.001 per share (the "Series A Preferred Stock"), issued and outstanding at the Effective Time and (B) 7.50; and

                      (ii) each share of Common Stock, par value $.001 per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $.001 per share, of the Surviving Corporation.

               (b) If, between the date of this Agreement and the Effective Time, the shares of Company Common Stock or Parent Common Stock deemed outstanding are changed into a different number or class of shares by reason of any stock dividend, subdivision, reclassification, reorganization, stock split, combination or similar transaction, the total number of Merger Shares shall be appropriately adjusted, provided that any such adjustment shall in all events result in the holders of shares of Company Common Stock immediately prior to the Effective Date receiving no less than the pro rata percentage of Merger Shares that would have been received by such holders prior to any such adjustment.

               (c) At the Effective Time, all rights with respect to Company Common Stock under Company Options that are then outstanding shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each Company Option in accordance with the terms (as in effect as of the date thereof) of the stock option or other agreement, as the case may be, by which it is evidenced. From and after the Effective Time, (i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each Company Option shall be equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Date multiplied by the Exchange Ratio, rounding down to the nearest whole share of Parent Common Stock (with cash, less the applicable exercise price, being payable for any fraction of a share), (iii) the per share exercise price that such Company Option shall be adjusted by dividing the per share exercise price under each such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio and rounding up to the nearest cent and (iv) any restriction on the exercise of any Company Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; provided, however, that each such Company Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, subdivision, reclassification, reorganization, stock split, combination or similar transaction subsequent to the Effective Time. The Company shall take all actions that may be necessary (under the stock option or other agreements pursuant to which Company Options are outstanding) to effectuate the provisions of this Section 2.5(c) and to ensure that, from and after the Effective Time, holders of Company Options have no rights with respect thereto other than those specifically provided herein. As soon as practicable after the Effective

Time, Parent shall issue to each holder of an outstanding Company Option, a document evidencing assumption of the Company Option by Parent.

2.6 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time, (a) all certificates representing shares of Company Common Stock or Series A Preferred Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock and Series A Preferred Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company, and (b) the stock transfer books of the Company shall be closed with respect to all shares of such Company Common Stock and Series A Preferred Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock and Series A Preferred Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of Company Common Stock or Series A Preferred Stock (a "Company Stock Certificate") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 2.7.

        2.7    EXCHANGE OF CERTIFICATES.

               (a) EXCHANGE PROCEDURES. Within fifteen (15) days after the Effective Time, Parent will send or cause to be sent to the holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify, and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Series B Preferred Stock. Subject to Section 2.7(b), upon surrender of a Company Stock Certificate for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by Parent, (1) the holder of such Company Stock Certificate shall be issued and delivered in exchange therefor a certificate registered in the name of such holder representing the number of shares of Series B Preferred Stock that such holder has the right to receive pursuant to Section 2.5(a)(i) (less the number of shares to be placed in escrow pursuant to Sections 2.11 and 10.3), and (2) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 2.7(a), each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Series B Preferred Stock (and cash in lieu of any fractional share of Series B Preferred Stock as contemplated by Section 2.7(b)). If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Series B Preferred Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit of loss and indemnity agreement against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.

               (b) FRACTIONAL SHARES. No fractional shares of Series B Preferred Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Series B Preferred Stock (after aggregating all fractional shares of Series B Preferred Stock issuable to such holder) shall, upon surrender of such holder's Company Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by 7.50.

               (c) LEGENDS. The Merger Shares to be issued in the Merger shall be characterized as "restricted securities" for purposes of Rule 144 under the Securities Act, and each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

               THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND SUCH LAWS OR IN COMPLIANCE WITH AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

               (d) NO LIABILITY. Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock or Series A Preferred Stock for any Merger Shares (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

        2.8 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

        2.9 DISSENTING SHARES. Notwithstanding anything to the contrary contained in this Agreement, any shares of Company Common Stock outstanding immediately prior to the Effective Time that were not voted in favor of the Merger and are held by stockholders who have complied with the applicable provisions of the DGCL (the "Dissenting Shares") shall not be converted into or represent the right to receive Series B Preferred Stock in accordance with
Section 2.5(a)(i) (or cash in lieu of fractional shares in accordance with Section 2.7(b)), and each holder of Dissenting Shares shall be entitled only to such rights as may be granted to such holder under the DGCL. From and after the Effective Time, a holder of Dissenting Shares shall not have and shall not be entitled to exercise any of the voting rights or other rights of a stockholder of the Surviving Corporation. If any holder of Dissenting Shares shall fail to assert or perfect, or shall waive, rescind, withdraw or otherwise lose, such holder's right to dissent and obtain payment under the DGCL, then such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of Company Stock Certificate(s) previously representing such shares) Series B Preferred Stock in accordance with Section 2.5(a)(i) (and cash in lieu of any fractional share in accordance with Section 2.7(b)).

2.10 FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

2.11 COMPANY STOCKHOLDERS' INDEMNITY SHARES. At the Effective Time, Parent shall withhold fifty percent (50%) of the total number of Merger Shares to be issued to each Company Stockholder in connection with the Merger (the "Company Stockholders' Indemnity Shares"). The Company Stockholders' Indemnity Shares will be represented by a certificate or certificates issued in the names of the respective Company Stockholders, shall be delivered to the Escrow Agent as collateral security for the Company's indemnification obligations set forth in
Section 10.3 and the Company Stockholder's indemnification obligations under the Escrow Agreement, and except as set forth in Section 10, shall be held in escrow (the "Escrow Fund") by the Escrow Agent to satisfy any claims made on or before the first anniversary of the Closing Date (the "Escrow Period"). Each Company Stockholder shall deposit with the Escrow Agent a stock power duly executed in blank, with the instructions to attach such stock power to such Company Stockholder's respective Company Stockholder Indemnity Shares. The administration of the Company Stockholders' Indemnity Shares during the Escrow Period by the Escrow Agent shall be pursuant to the terms of an Escrow Agreement substantially in the form attached hereto as Exhibit G (the "Escrow Agreement") among Parent, the Company Stockholders, and Escrow Agent. The Escrow Fund shall be allocated among the Company Stockholders on a pro-rata basis in accordance with the number of Merger Shares to be received by the Company Stockholders at the Effective Time (excluding for purposes of this calculation any Dissenting Shares). Upon compliance with the terms hereof and subject to the provisions of the Escrow Agreement, Parent shall be entitled to obtain indemnity from the Escrow Fund for Damages covered by the indemnity provided for in Section 10.3 of this Agreement.

                                    SECTION 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               The Company represents and warrants to Parent and Merger Sub that, except as set forth in the disclosure schedule prepared by the Company in accordance with the requirements of Section 11.11 and delivered by the Company to Parent on the date of this Agreement (the "Company Disclosure Schedule"):

        3.1    DUE ORGANIZATION; NO SUBSIDIARIES; ETC.

               (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to (i) conduct its business in the manner in which it is now being conducted, (ii) own and use its assets in the manner in which its assets are now being owned and used and (iii) perform its obligations under all Material Company Contracts by which it is bound. The Company has no Subsidiaries.

               (b) The Company is qualified to do business as a foreign corporation, and is in good standing, under the laws of the jurisdictions set forth in Part 3.1(b) of the Company Disclosure Schedule, which are all the jurisdictions where the nature of its business requires such qualification and where the failure to be so qualified would have a Material Adverse Effect on the Company.

        3.2 CERTIFICATE OF INCORPORATION AND BYLAWS; RECORDS. The Company has delivered or otherwise made available to Parent accurate and complete copies of:
(1) the Company's
certificate of incorporation and bylaws as currently in effect, including all amendments thereto; (2) the stock records of the Company; and (3) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of the Company, the Board of Directors of the Company and all committees of the Board of Directors of the Company. The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws. The books of account, stock records, minute books and other records of the Company are accurate and complete in all material respects, and have been maintained in accordance with prudent business practices.

        3.3 CAPITALIZATION. The authorized capital stock of the Company consists of: (a) 20,000,000 shares of Company Common Stock, of which 6,318,695 shares have been issued and are outstanding as of the date hereof and (b) 5,000,000 shares of preferred stock, of which 2,233,882 shares of Series A Preferred Stock have been issued and are outstanding as of the date hereof. The Company has reserved 3,000,000 shares of capital stock for issuance under its 1998 Stock Plan, of which no shares or options have been issued. Part 3.3(a) of the Company Disclosure Schedule sets forth the names of stockholders of the Company and the number of shares and certificate numbers of Company Common Stock or Series A Preferred Stock owned of record by each of such stockholders. Part 3.3(b) of the Company Disclosure Schedule sets forth, with respect to each Company Option that is outstanding on the date of this Agreement: (i) the name of the holder of such Company Option; (ii) the total amount of Company Common Stock subject to such Company Option; (iii) the date of which such Company Option was granted; (iv) the vesting schedule for such Company Option; and (v) the exercise price of such Company Option. All of the outstanding shares of Company Common Stock and Series A Preferred Stock have been duly authorized and validly issued, and are fully paid and nonassessable, and none of such shares is subject to any repurchase option (except as set forth in Part 3.3(c) of the Company Disclosure Schedule) or restriction on transfer other than restrictions imposed by federal or state securities laws. Except as set forth in this Section 3.3 or on Part 3.3 of the Company Disclosure Schedule, there are no authorized or outstanding shares, subscriptions, options, calls, warrants or other rights (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company. All outstanding shares of Company Common Stock have been issued in substantial compliance with applicable federal and state securities laws and other applicable Legal Requirements and all requirements set forth in applicable Company Contracts. Except as provided on Part 3.3 of the Company Disclosure Schedule, the Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities.

        3.4    FINANCIAL STATEMENTS.

               (a) The Company has delivered to Parent the unaudited balance sheet of the Company as of May 31, 1998 (the "Unaudited Interim Balance Sheet"), and the related unaudited statement of income of the Company for the five-month period then ended (collectively, the "Company Financial Statements").

               (b) The Company Financial Statements present fairly the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby.

        3.5 ABSENCE OF CHANGES. Since May 31, 1998:

               (a) The Company has not suffered any Material Adverse Effect and, to the Company's knowledge, no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Company;

               (b) there has not been any material damage or destruction to any of the Company's assets (whether or not covered by insurance);

               (c) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

               (d) the Company has not sold, issued or authorized the issuance of (i) any capital stock or other security (except for Company Common Stock issued upon the exercise of outstanding Company Options), (ii) any option, call, warrant or right to acquire, or otherwise relating to, any capital stock or any other security (except for Company Options described in Part 3.3 of the Company Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

               (e) there has been no amendment to the Company's certificate of incorporation or bylaws, and the Company has not effected or been a party to any Company Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

               (f) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under (i) any provision of any agreement evidencing any outstanding Company Option, or (ii) any restricted stock purchase agreement;

               (g) the Company has not formed any Subsidiary or acquired any equity interest or other interest in any other Entity;

               (h) except for expenditures incurred in connection herewith and the transactions contemplated hereby, which shall not exceed $65,000, the Company has not made any capital expenditure which, when added to all other capital expenditures made by the Company since May 31, 1998, exceeds $25,000 in the aggregate;

               (i) except for this Agreement and the agreements contemplated herein, the Company has not (i) entered into any Material Company Contract, or
(ii) amended or prematurely terminated, or waived any material right or remedy under, any Material Company Contract to which it is or was a party or under which it has or had any material rights or obligations;

               (j) the Company has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Company's past practices;

               (k) the Company has not written off as uncollectible, or established any reserve with respect to, any account receivable or other indebtedness in excess of $25,000 individually or in the aggregate;

               (l) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of assets valued at $25,000 or less, individually or in the aggregate, made in the ordinary course of business and consistent with the Company's past practices;

               (m) the Company has not (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money in excess of $25,000 individually or in the aggregate;

               (n) the Company has not (i) established, adopted or amended any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employee except in the ordinary course of business and consistent with past practices;

               (o) the Company has not changed any of its methods of accounting or accounting practices in any respect;

               (p) the Company has not made any material Tax election other than in the ordinary course of business;

               (q) the Company has not commenced or settled any Legal
Proceeding;

               (r) the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

               (s) the Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(r)" above.

        3.6    TITLE TO ASSETS.

               (a) The Company owns, and has good and valid title to, all assets purported to be owned by it, including all of the assets reflected in the Company Financial Statements and all other assets reflected in the Company's books and records as being owned by the Company. All of said assets are owned by the Company free and clear of any liens or other Encumbrances, except for (i) any lien for current taxes not yet due and payable, and (ii) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

               (b) Part 3.6(b) of the Company Disclosure Schedule identifies all assets that are being leased or licensed to the Company that involve obligations of the Company in excess of $25,000 on an individual basis.

        3.7    ACCOUNTS RECEIVABLE; LOANS AND ADVANCES.

               (a) All accounts receivable of the Company, if any, that are reflected in the Unaudited Interim Balance Sheet or in the accounting records of the Company as of the Closing Date (collectively, the "Company Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Unless paid prior to the Closing Date, the Company Accounts Receivable, if any, are or will be, as of the Closing Date, current and collectible net of any respective reserves shown in the Unaudited Interim Balance Sheet (which reserves are adequate and calculated consistent with past practice). There is no contest, claim, or right of set-off, other than returns in the ordinary course of business, under any Contract with any obligor of any Company Accounts Receivable relating to the amount or validity of such Company Accounts Receivable.

               (b) Part 3.7(b) of the Company Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all loans and advances made by the Company to all employees, directors, consultants or independent contractors of the Company, other than routine travel advances made to employees in the ordinary course of business.

        3.8    EQUIPMENT; REAL PROPERTY.

               (a) The assets of the Company are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Company's business in the manner in which such business is now being conducted.

               (b) The Company does not own any real property. Part 3.8 of the Company Disclosure Schedule contains an accurate and complete list of all, if any, leases or subleases of real property entered into by the Company.

        3.9    PROPRIETARY ASSETS.

               (a) The Company has good and valid title to, or has sufficient licenses to use, all Company Proprietary Assets free and clear of all liens and other Encumbrances, and has a valid right to use all Company Proprietary Assets.
Part 3.9 of the Company Disclosure Schedule contains a complete and accurate list of all patents, patent applications, trademarks (registered or unregistered), trademark applications, registered copyrights owned and licenses held by the Company. The Company is not obligated to make any payment to any Person for the use of any Company Proprietary Asset. Except as set forth on Part
3.9 of the Company Disclosure Schedule, to the knowledge of the Company, the Company is free to use, modify, copy, distribute, sell, license or otherwise exploit on an exclusive basis each of the Company Proprietary Assets that is owned by the Company and is able to use each of the Company Proprietary Assets that is licensed by the Company.

               (b) The Company has taken reasonable measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would not be impaired by public disclosure in any material respect) and otherwise to maintain and protect the value of all Company Proprietary Assets.

               (c) To the knowledge of the Company, none of the Company Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. To the knowledge of the Company, the Company is not misappropriating or making any unlawful use of, and the Company has not at any time misappropriated or made any unlawful use of, or received any notice or other communication of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the knowledge of the Company, no other Person is infringing, misappropriating or making any unlawful use of, and to the knowledge of the Company, no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset.

               (d) To the knowledge of the Company, the Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business has been conducted. The Company has not licensed any of the Company Proprietary Assets to any Person on an exclusive basis and the Company has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

        3.10   CONTRACTS.

               (a) Part 3.10(a) of the Company Disclosure Schedule identifies each Company Contract that constitutes a "Material Company Contract." For purposes of this Agreement, a "Material Company Contract" shall be deemed to be any Contract:

                      (i) relating to the employment or engagement of, or the performance of services by, any employee, consultant or independent contractor which involves a potential commitment of the Company in excess of $50,000 per year;

                      (ii) relating to the acquisition, transfer, use, development, sharing or license of any technology or any Company Proprietary Asset (except for any Company Proprietary Asset that is licensed to the Company under any third party software license agreement generally available to the public at a cost of less than $10,000);

                      (iii) imposing any restriction on the Company's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) to develop or distribute any technology;

                      (iv) creating or involving any agency relationship, distribution arrangement or franchise relationship involving payments or obligations in excess of $25,000 per year;

                      (v) creating or relating to the creation of any Encumbrance with respect to any asset owned or used by the Company having a value in excess of $25,000;

                      (vi) involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity (other than customary intellectual property indemnities for hardware and software sold by the Company), any right of contribution or any surety arrangement, any of which obligations involve a Company obligation in excess of $25,000 per year;

                      (vii) creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

                      (viii) relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Company Related Party;

                      (ix) entered into outside the ordinary course of business;

                      (x) that may not be terminated by the Company (without penalty) within 60 days after the delivery of a termination notice by the Company;

                      (xi) contemplating or involving (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $25,000 in the aggregate, or (B) the performance of services having a value in excess of $25,000 in the aggregate); and

                      (xii) relating to the lease or sublease, either as lessee or sublessee, lessor or sublessor, of real or Personal property or intangibles, having annual payments in excess of $25,000.

               (b) The Company has delivered to Parent accurate and complete copies of all Material Company Contracts identified in Part 3.10(a) of the Company Disclosure Schedule, including all amendments thereto. Each Contract identified in Part 3.10(a) of the Company Disclosure Schedule is valid and in full force and effect, and is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

               (c)    The Company:

                      (i) has not violated or breached, or committed any material default under, any Material Company Contract in any material respect;

                      (ii) represents that, to its knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Material Company Contract,
(B) give any Person the right to declare a default or exercise any remedy under any Material Company Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Company Contract, or (D) give any Person the right to cancel, terminate or modify any Material Company Contract;

                      (iii) has not, since May 31, 1998, received any notice or other communication regarding (i) any actual or possible violation or breach of, or default under, any Material Company Contract, or (ii) any actual or possible termination of any Material Company Contract; and

                      (iv) has not waived any of its material rights under any Material Company Contract.

        3.11 NO UNDISCLOSED LIABILITIES. Except as set forth in the Company Financial Statements and except for current liabilities incurred in the ordinary course of business since the date of the Company Financial Statements, the Company has no accrued, contingent or other liabilities of any nature, either matured or unmatured.

        3.12 COMPLIANCE WITH LEGAL REQUIREMENTS. The Company is, and has at all times been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on the Company. The Company has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

        3.13 GOVERNMENTAL AUTHORIZATIONS. The Company has all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted. The Company is, and at all times has been, in compliance with the material terms and requirements of such Governmental Authorizations. The Company has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

        3.14   TAX MATTERS.

               (a) All Tax Returns required to be filed with any Tax authority with respect to any Taxable period ending on or before the Closing, by or on behalf of Company, have been or will be completed and filed when due (including any extensions of such due date) and all amounts shown due on such Tax Returns on or before the Effective Time have been or will be paid on or before such date. The Company Financial Statements (i) fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the date of the balance sheet included in such Financial Statements (the "Company Balance Sheet") and Company has not and will not incur any Tax liability in excess of the amount reflected on such Company Balance Sheet (excluding any amounts reserved or accrued thereon to reflect timing differences between financial accounting and taxable income) with respect to such periods and (ii) properly accrues in accordance with GAAP all material liabilities for Taxes payable after the date of the Company Balance Sheet with respect to all transactions and events occurring on or prior to such date. All information set forth in the Company Financial Statements relating to Tax matters is true, complete and accurate in all material respects. No material Tax liability since the date of the Company Balance Sheet has been incurred by Company other than in the ordinary course of business, and adequate provision has been made by Company for all Taxes since that date in accordance with GAAP on at least a quarterly basis.

               (b) Company has previously provided or made available to Parent true and correct copies of all income, franchise, and sales Tax Returns, and, as reasonably requested by Parent, prior to or following the date hereof, presently existing information statements and reports. Company has withheld and paid to the applicable financial institutions or Tax authority all amounts required to be withheld. To the best knowledge of Company, no Tax Returns filed with respect to Taxable years of Company through the Taxable year ended December 31, 1997 in the case of the United States, have been examined and closed. Company (or any member of any affiliated or combined group of which Company has been a member) has not granted any extension or waiver of the limitation period applicable to any Tax Returns that is still in effect. There is no material claim, audit, action, suit, proceeding, or (to the knowledge of Company) investigation now pending or (to the knowledge of Company) threatened against or with respect to Company in respect of any Tax or assessment. No notice of deficiency or similar document of any Tax authority has been received by Company, and there are no liabilities for Taxes (including liabilities for interest, additions to Tax and penalties thereof and related expenses) with respect to the issues that have been raised (and are currently pending) by any Tax authority that could, if determined adversely to Company, materially and adversely affect the liability of Company for Taxes. There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of Company. Company has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code. Company is in full compliance with all the terms and conditions of any Tax exemptions or other Tax-sharing agreement or order of a foreign government and the consummation of the Merger will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption or other Tax-sharing agreement or order. Neither Company nor any Person on behalf of Company has entered into or will enter into any agreement or consent pursuant to the collapsible corporation provisions of
Section 341(f) of the Code (or any corresponding provision of state, local or foreign income tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income tax law) apply to any disposition of any asset owned by Company. None of the assets of the Company are property that the Company is required to treat as being property of any other person pursuant to the so-called "safe harbor lease" provisions of Section 168(f)(8) of the Code. None of the assets of Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code. Company has not made and will not make a deemed dividend election under Treas. Reg. Section1.1502-32(f)(2) or a consent dividend election under Section 565 of the Code. Company has never been a party to any transaction intended to qualify under Section 355 of the Internal Revenue Code or any corresponding provision of state law. Company has not participated in (and will not participate in) an international boycott within the meaning of Section 999 of the Code. No Company shareholder is other than a United States Person within the meaning of the Code. Company does not have and has not had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States of America and such foreign country and Company has not engaged in a trade or business within any foreign country. Company has never elected to be treated as an S-corporation under Section 1362 of the code or any corresponding provision of federal or state law. All material elections with respect to Company's three most recent taxable years are reflected on the Company Tax Returns for such periods, copies of which have been provided or made available to Parent. After the date of this Agreement, no material election with respect to Taxes will be made without the prior written consent of Parent, which consent will not be unreasonably withheld or delayed. Company is not currently and never has been subject to the reporting requirements of Section 6038A of the Code. There is no agreement, contract or arrangement to which Company is a party that could, individually or collectively, result in the payment of any amount that would not be deductible by reason of Sections 280G (as determined without regard to Section 280G(b)(4), 162 (other than 162(a)) or 404 of the Code. Company is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (whether written or unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated Tax returns, under operation of certain state laws as a result of being a member of a unitary group, or under comparable laws of other states or foreign jurisdictions) which includes a party other than Company nor does Company owe any amount under any such Agreement. Company has previously provided or made available to Parent true and correct copies of all income, franchise, and sales Tax Returns, and, as reasonably requested by Parent, prior to or following the date hereof, presently existing information statements and reports. Company is not, and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 978(c)(1)(A)(ii) of the Code. Other than by reason of the Merger, Company bas not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger. As used in this Section 3.14, the term "Company" means Company and any entity included in or required under GAAP to be included in any of the Company Financial Statements.

               (c) No claim or Legal Proceeding is pending or has been threatened against or with respect to the Company in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company. There are no liens for Taxes upon any of the assets of the Company, except liens for current Taxes not yet due and payable.

               (d) At least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Company immediately prior to the Merger will be transferred to Merger Sub in the Merger. For the purpose of determining the percentage of the Company's net and gross assets transferred by it in the Merger, the following assets will be treated as property held by the Company immediately prior but not transferred in the Merger: (i) assets disposed of by the Company prior to or by Merger Sub subsequent to the Merger and in contemplation thereof (including without limitation any asset disposed of by the Company, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending on the Effective Time and beginning with the commencement of negotiations (whether formal or informal) with Parent regarding the Merger (the "Pre-Merger Period")), (ii) assets used to pay Stockholders with respect to Dissenting Shares or other expenses or liabilities incurred in connection with the Merger, and (iii) assets used to make distribution, redemption or other payments in respect of the Company capital stock or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or related thereto;

               (e) The Company has made no transfer of any of its assets (including any distribution of assets with respect to, or in redemption of, stock) in contemplation of the Merger or during the Pre-Merger Period other than
(i) in the ordinary course of business, (ii) cash paid to the Company Stockholders with respect to Dissenting Shares, and (iii) payments for expenses incurred in connection with the Merger;

               (f) The Company has not declared any dividends on shares of the Company preferred stock;

               (g) The Company will continue to operate its historic business through the Effective Time;

               (h) The liabilities of the Company and the liabilities to which the Company's assets are subject have been incurred by the Company in the ordinary course of its business;

               (i) Other than shares of the Company capital stock or options to acquire the Company capital stock issued as compensation to present or former service providers (including, without limitation, employees and directors) of the Company in the ordinary course of business, no issuances of the Company capital stock or rights to acquire the Company capital stock have occurred or will occur during the Pre-Merger Period other than pursuant to options, warrants, agreements or conversion rights outstanding prior to the Pre-Merger Period;

               (j) The Company is not and will not be, on the Effective Time, an "investment company" within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code;

               (k) The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368 (a)(3)(A) of the Code;

               (l) Other than the possible payment of cash to the Company Stockholders with respect to Dissenting Shares in accordance with the terms of the Agreement, neither the Company nor any Person related to the Company (within the meaning of Treasury Regulation Sections 1.368-1(e)(3), (4) and (5)) has or will during the Pre-Merger Period acquire any the Company capital stock or any interest therein (including by way of options, pledges or similar arrangements or any transaction that reduces the risk of loss of owning the Company capital stock).

               (m) Merger Sub, Parent, the Company and the Company Stockholders will each pay separately its or their own expenses in connection with the Merger as contemplated by the Agreement, other than the Company expenses solely and directly related to the Merger in accordance with Rev. Rul. 73-54, 1973-1 C.B. 187;

               (n) No direct or indirect Subsidiary of the Company owns any shares of the Company capital stock;

               (o) Notwithstanding anything above in this Section 3.14 to the contrary, the Company makes no representations regarding any actions or conduct of Merger Sub pursuant to Parent's exercise of control over Merger Sub or Parent.

        3.15   EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

               (a) Part 3.15(a) of the Company Disclosure Schedule contains a list of all salaried employees of the Company as of the date of this Agreement whose annual salaries are greater than $50,000, and correctly reflects their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of its employees.

               (b) Part 3.15(b) of the Company Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (individually referred to as a "Company Plan" and collectively referred to as the "Company Plans") sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any current or former employee of the Company.

               (c) The Company does not maintain, sponsor or contribute to, and, has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of employees or former employees of the Company (a "Company Pension Plan").

               (d) The Company does not maintain, sponsor or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of employees or former employees of the Company (a "Company Welfare Plan") except for those Company Welfare Plans described in Part 3.15(d) of the Company Disclosure Schedule, none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

               (e) With respect to each Company Plan, the Company has delivered to Parent:

                      (i) an accurate and complete copy of such Company Plan (including all amendments thereto);

                      (ii) an accurate and complete copy of the annual report (if required under ERISA) with respect to such Company Plan for each of 1996 and 1997;

                      (iii) an accurate and complete copy of (A) the most recent summary plan description, together with each Summary of Material Modifications (if required under ERISA) with respect to such Company Plan, and (B) each material employee communication relating to such Company Plan;

                      (iv) if such Company Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

                      (v) accurate and complete copies of all Contracts relating to such Company Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

                      (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

               (f) The Company is not required to be, and, to the knowledge of the Company, the Company has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. The Company has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. The Company has never made a complete or partial withdrawal from a "multiemployer plan" (as defined in Section 3(37) of ERISA) resulting in "withdrawal liability" (as defined in Section 4201 of ERISA), without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA.

               (g) The Company does not have any plan or commitment to create any additional Company Welfare Plan or any Company Pension Plan, or to modify or change any existing Company Welfare Plan or Company Pension Plan (other than to comply with applicable law).

               (h) No Company Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee of the Company after any such employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Interim Balance Sheet, and (iii) benefits the full cost of which are borne by current or former employees of the Company (or their beneficiaries)).

               (i) With respect to each of the Company Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

               (j) Each of the Company Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including ERISA and the Code.

               (k) Each of the Company Plans intended to be qualified under
Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter should be revoked.

               (l) Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any bonus payment, golden parachute payment, severance payment or other payment to any current or former employee or director of the Company (whether or not under any Company Plan), or materially increase the benefits payable under any Company Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

               (m) The Company is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, employee compensation, wages, bonuses and terms and conditions of employment.

        3.16 ENVIRONMENTAL MATTERS. The Company is and has at all times been in compliance, in all material respects, with all applicable Environmental Laws. The Company possesses all material permits and other Governmental Authorizations required under applicable

Environmental Laws, and the Company is and has at all times been in material compliance with the terms and requirements of all such Governmental Authorizations. The Company has not received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that the Company is not in compliance with any Environmental Law, and, to the knowledge of the Company, there are no circumstances that could reasonably be expected to prevent or interfere with the Company's compliance with any Environmental Law in the future. To the knowledge of the Company, no current or prior owner of any real property leased or controlled by the Company has received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that such current or prior owner or the Company is not or was not in compliance with any Environmental Law. (For purposes of this Section 3.16 and Section 4.16: (i) "Environmental Law" means any federal, state or local Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment).

        3.17 INSURANCE. The business and properties of the Company are insured for the benefit of the Company in amounts deemed adequate by the Company's management against risks usually insured against by Persons operating businesses similar to those of the Company in the localities where such properties are located and at a similar stage as the Company is in product development. Part
3.17 of the Company Disclosure Schedule contains a complete and accurate list of all insurance policies held by the Company. All such policies have been delivered by the Company to Parent.

        3.18 RELATED PARTY TRANSACTIONS. Except as set forth in the Company Financial Statements: (a) no Company Related Party has, and no Company Related Party has at any time had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company; (b) no Company Related Party is, or has at any time been, indebted to the Company nor has Company been indebted to a Company Related Party; (c) no Company Related Party has entered into, or has had any direct or indirect financial interest in, any Material Company Contract, transaction or business dealing involving the Company; (d) no Company Related Party is competing, or has at any time competed, directly or indirectly, with the Company; and (e) no Company Related Party has any claim or right against the Company (other than rights to receive compensation for services performed as an employee of the Company). (For purposes of this Section 3.18, each of the following shall be deemed to be a "Company Related Party": (i) each individual who is, or who has at any time been, an officer or director of the Company or directly or indirectly, a holder of ten percent (10%) or more of the equity securities of a Company; (ii) each individual who is, or who at any time has been, a member of the immediate family of any of the individuals referred to in clause "(i)" above; and (iii) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(i)" and "(ii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

        3.19 LEGAL PROCEEDINGS; ORDERS. There is no pending Legal Proceeding, and, to the knowledge of the Company, no Person has threatened to commence any Legal Proceeding that: (i) may have a Material Adverse Effect on the Company or its business; or (ii) challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding. There is no order, writ, injunction, judgment or decree to which the Company, or any of the material assets owned or used by the Company, is subject. To the knowledge of the Company, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company's business. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

        3.20 AUTHORITY; BINDING NATURE OF AGREEMENT. Except for the approval of the Merger by the stockholders of the Company, the Company has full corporate power and authority to enter into and to perform its obligations under this Agreement and the other agreements to be executed by the Company in connection herewith to which it is a party; and the execution, delivery and performance by the Company of this Agreement, the other agreements to be executed in connection herewith to which it is a party and the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company, its Board of Directors and its stockholders. This Agreement and the other agreements executed in connection herewith to which the Company is a party constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by (i) laws of general application relating to bankruptcy, insolvency, moratorium, reorganization or other similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        3.21 NON-CONTRAVENTION; CONSENTS AND NOTICES. Neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement to which it is a party, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

               (a) contravene, conflict with or result in a violation of any of the provisions of the Company's certificate of incorporation or bylaws;

               (b) with respect to the Company, contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the material assets owned or used by the Company, is subject;

               (c) with respect to the Company, contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the Company's business or to any of the material assets owned or used by the Company;

               (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Material Company Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Material Company Contract, (ii) accelerate the maturity or performance of any Material Company Contract, or (iii) cancel, terminate or modify any Material Company Contract; or

               (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

        Except as may be required by the DGCL and any applicable state securities or blue sky laws, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

        3.22 FULL DISCLOSURE. This Agreement (including the Company Disclosure Schedule) does not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein not false or misleading.

        3.23 FINDER'S FEE. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated thereby based upon arrangements made by or on behalf of the Company.

                                    SECTION 4

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub, jointly and severally, represent and warrant to the Company and the Company Stockholders, all of whom shall be third party beneficiaries of this Section 4, that, except as set forth in the disclosure schedule prepared by Parent in accordance with the requirements of Section 11.10 and that has been delivered by Parent to the Company on the date of this Agreement (the "Parent Disclosure Schedule"):

        4.1    DUE ORGANIZATION, ETC.

               (a) Parent and its Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and each has full corporate power and authority to (i) conduct its business in the manner in which it is now being conducted,
(ii) own and use its assets in the manner in which its assets are now being owned and used and (iii) perform its obligations under all Material Parent Contracts by which it is bound. The Subsidiaries of Parent are listed on Part 4.1(a) of the Parent Disclosure Schedule.

               (b) Parent and its Subsidiaries are qualified to do business as a foreign corporation, and are in good standing, under the laws of each jurisdiction, where the nature of their business requires such qualification and where the failure to be so qualified would have a Material Adverse Effect on Parent.

        4.2 CERTIFICATE OF INCORPORATION AND BYLAWS; RECORDS. Parent has delivered or otherwise made available to Company accurate and complete copies of: (1) Parent's certificate of incorporation and bylaws as currently in effect, including all amendments thereto; (2) the stock records of Parent; and (3) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of Parent, the Board of Directors of Parent and all committees of the Board of Directors of Parent. Parent is not in violation of any of the provisions of its certificate of incorporation or bylaws. The books of account, stock records, minute books and other records of Parent are accurate and complete in all material respects, and have been maintained in accordance with prudent business practices.

        4.3 CAPITALIZATION. The authorized capital stock of Parent consists of 50,000,000 shares of Parent Common Stock, 10,151,263 shares of which have been issued and are outstanding as of the date hereof, and 20,000,000 shares of preferred stock, none of which are issued and outstanding as of the date hereof. Except as disclosed on Part 4.3 of the Parent Disclosure Schedule, Parent has no outstanding stock options, warrants or other convertible securities to purchase of Parent Common Stock as of the date hereof (the "Parent Options"). Parent has reserved 1,300,000 shares for issuance under the 1998 Plan of which 300,000 shares shall be reserved for issuance to directors, officers, employees or agents of the Surviving Corporation. All of the outstanding shares of Parent and Merger Sub capital stock have been duly authorized and validly issued, and are fully paid and nonassessable, and none of such shares is subject to any repurchase option or restriction on transfer other than restrictions imposed by federal or state securities laws. All outstanding shares of Parent and Merger Sub capital stock have been issued in compliance with all applicable federal and state securities laws and other applicable Legal Requirements, and all requirements set forth in applicable Parent Contracts. All of the outstanding shares of capital stock of Parent's Subsidiaries are owned beneficially and of record by Parent, free and clear of any Encumbrances. Except as set forth above, there are no authorized or outstanding shares, subscriptions, options, calls, warrants or other rights (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Parent. The Merger Shares, when issued by Parent to the Company's stockholders in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, will be issued in compliance with applicable federal and state securities laws and will be free and clear of any Encumbrances created or imposed, directly or indirectly, by Parent. There are no preemptive or similar rights with respect to the Parent's capital stock.

        4.4    FINANCIAL STATEMENTS.

               (a) Parent has delivered to the Company the following consolidated financial statements (collectively, the "Parent Financial Statements"):

                      (i) the unaudited balance sheets of Parent as of December 31, 1997 and 1996, and the related unaudited statements of income, statements of stockholders' equity and statements of cash flows of Parent for the year then ended; and

                      (ii) The unaudited balance sheet of Parent as of May 31, 1998 (the "Parent Unaudited Interim Balance Sheet"), and the related unaudited statement of income of Parent for the five-month period then ended.

               (b) The Parent Financial Statements present fairly the financial position of Parent on a consolidated basis, which includes Parent's Subsidiaries, as of the respective dates thereof and the results of operations and cash flows of Parent for the periods covered thereby. The Parent Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the Parent Financial Statements do not contain footnotes and are subject to normal and recurring year end audit adjustments, which will not, individually or in the aggregate be material in magnitude).

        4.5 ABSENCE OF CHANGES. Since May 31, 1998:

               (a) Parent has not suffered any Material Adverse Effect, and, to the knowledge of Parent, no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on Parent and its Subsidiaries;

               (b) there has not been any material loss, damage or destruction to any of the assets of Parent (whether or not covered by insurance);

               (c) Parent has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock nor has repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

               (d) Parent has not sold, issued or authorized the issuance of (i) any capital stock or other security (except for Parent Common Stock issued upon the exercise of outstanding Parent Options), (ii) any option, call, warrant or right to acquire, or otherwise relating to, any capital stock or any other security (except for Parent Options), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

               (e) there has been no amendment to the certificate of incorporation or bylaws of Parent, and Parent has not effected any recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

               (f) Parent has not amended or waived any of its rights under, or permitted the acceleration of vesting under (i) any provision of any agreement evidencing any outstanding Parent Option, or (ii) any restricted stock purchase agreement;

               (g) Neither Parent nor its Subsidiaries have written off as uncollectible, or established any reserve with respect to, any account receivable or other indebtedness in excess of $100,000 individually or in the aggregate;

               (h) Parent has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of assets valued at $100,000 or less, individually or in the aggregate, made in the ordinary course of business and consistent with past practices;

               (i) Parent has not changed any of its methods of accounting or accounting practices in any respect;

               (j) Parent has not made any material Tax election other than in the ordinary course of business;

               (k) Neither Parent nor its Subsidiaries have commenced or settled any Legal Proceeding;

               (l) Neither Parent nor its Subsidiaries have agreed or committed to take any of the actions referred to in clauses "(c)" through "(k)" above.

        4.6    TITLE TO ASSETS.

               (a) Parent and each of its Subsidiaries owns, and has good and valid title to, all assets purported to be owned by it, including the assets reflected in the Parent Financial Statements and all other assets reflected in such entity's books and records as being owned by it. All of said assets are owned by Parent and each of its Subsidiaries, free and clear of any Encumbrances, except for (i) any lien for current taxes not yet due and payable and (ii) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Parent.

               (b) Part 4.6(b) of the Parent Disclosure Schedule identifies all assets that are being leased or licensed to Parent that involve obligations in excess of $100,000 on an individual basis.

        4.7    ACCOUNTS RECEIVABLE; LOANS AND ADVANCES.

               (a) All accounts receivable of Parent and its Subsidiaries that are reflected in the Parent Unaudited Interim Balance Sheet (collectively, the "Parent Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Unless paid prior to the Closing Date, the Parent Accounts Receivable are or will be, as of the Closing Date, current and collectible net of any respective reserves shown in the Parent Unaudited Interim Balance Sheet (which reserves are adequate and calculated consistent with past practice). There is no contest, claim, or right of set-off, other than returns in the ordinary course of business, under any Contract with any obligor of any Parent Accounts Receivable relating to the amount or validity of such Parent Accounts Receivable.

               (b) Part 4.7(b) of Parent Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all loans and advances made by Parent to any employee, director, consultant or independent contractor of Parent other than routine travel advances made to employees in the ordinary course of business.

        4.8    EQUIPMENT; REAL PROPERTY.

               (a) The assets of Parent are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of Parent's business in the manner in which such business is now being conducted.

               (b) Parent does not own any real property. Part 4.8 of the Parent Disclosure Schedule contains a complete and accurate list of all leases or sublessees of real property entered into by Parent.

        4.9    PROPRIETARY ASSETS.

               (a) Parent and its Subsidiaries have good and valid title to, or have sufficient licenses to use, all Parent Proprietary Assets free and clear of all Encumbrances, and have a valid right to use all Parent Proprietary Assets. Neither Parent nor its Subsidiaries are obligated to make any payment to any Person for the use of any Parent Proprietary Asset. To the knowledge of Parent, Parent and its Subsidiaries are free to use, modify, copy, distribute, sell, license or otherwise exploit on an exclusive basis each of the Parent Proprietary Assets.

               (b) Parent and its Subsidiaries have taken reasonable measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Parent Proprietary Assets (except Parent Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Parent Proprietary Assets.

               (c) To the knowledge of Parent, none of the Parent Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. To the knowledge of Parent, neither Parent nor its Subsidiaries are misappropriating or making any unlawful use of, and neither Parent nor its Subsidiaries has at any time misappropriated or made any unlawful use of, or received any notice or other communication of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the knowledge of Parent, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Parent Proprietary Asset.

               (d) To the knowledge of Parent, Parent Proprietary Assets constitute all the Proprietary Assets necessary to enable Parent or its Subsidiaries to conduct their respective businesses in the manner in which such businesses have been conducted. Neither Parent nor its Subsidiaries have licensed any of the Parent Proprietary Assets to any Person on an exclusive basis and Parent or its Subsidiaries have not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

        4.10   CONTRACTS.

               (a) Part 4.10(a) of the Parent Disclosure Schedule identifies each Parent Contract that constitutes a "Material Parent Contract." For purposes of this Agreement, a "Material Parent Contract" shall be deemed to be any
Contract:

                      (i) relating to the employment or engagement of, or the performance of services by, any employee, consultant or independent contractor which involves a potential commitment of Parent in excess of $100,000 per year;

                      (ii) relating to the acquisition, transfer, use, development, sharing or license of any technology or any Parent Proprietary Asset (except for any Parent Proprietary Asset that is licensed to the Parent under any third party software license agreement generally available to the public at a cost of less than $25,000);

                      (iii) imposing any restriction on Parent's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) to develop or distribute any technology;

                      (iv) creating or involving any agency relationship, distribution arrangement or franchise relationship involving payments or obligations in excess of $100,000 per year;

                      (v) creating or relating to the creation of any Encumbrance with respect to any asset owned or used by Parent having a value in excess of $100,000;

                      (vi) involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity (other than customary intellectual property indemnities for hardware and software sold by Parent), any right of contribution or any surety arrangement, any of which obligations involve a Parent obligation in excess of $100,000 per year;

                      (vii) creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

                      (viii) relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Parent Related Party;

                      (ix) entered into outside the ordinary course of business;

                      (x) that may not be terminated by Parent (without penalty) within 60 days after the delivery of a termination notice by Parent;

                      (xi) contemplating or involving (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $100,000 in the aggregate, or (B) the performance of services having a value in excess of $100,000 in the aggregate; and

                      (xii) relating to the lease or sublease, either as lessee or lessor, sublessee or sublessor, of real or Personal property or intangibles.

               (b) Parent has delivered to the Company accurate and complete copies of all Material Parent Contracts identified in Part 4.10(a) of the Parent Disclosure Schedule, including all amendments thereto. Each Material Parent Contract identified in Part 4.10(a) of the Parent Disclosure Schedule is valid and in full force and effect, and is enforceable by Parent in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

               (c)    Parent:

                      (i) has not violated or breached, or committed any material default under, any Material Parent Contract in any material respect;

                      (ii) represents that, to its knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Material Parent Contract,
(B) give any Person the right to declare a default or exercise any remedy under any Material Parent Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Parent Contract, or (D) give any Person the right to cancel, terminate or modify any Material Parent Contract;

                      (iii) has not received any notice or other communication regarding (i) any actual or possible violation or breach of, or default under, any Material Parent Contract, or (ii) any actual or possible termination of any Material Parent Contract; and

                      (iv) has not waived any of their material rights under any Material Parent Contract.

        4.11 NO UNDISCLOSED LIABILITIES. Except as set forth in the Parent Financial Statements and except for current liabilities incurred in the ordinary course of business since the date of the Parent Financial Statements, neither Parent nor its Subsidiaries have accrued, contingent or other liabilities of any nature, either matured or unmatured.

        4.12 COMPLIANCE WITH LEGAL REQUIREMENTS. Parent and its Subsidiaries are, and have at all times been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on Parent. Neither Parent nor its Subsidiaries have received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

        4.13 GOVERNMENTAL AUTHORIZATIONS. Parent and each of its Subsidiaries have all Governmental Authorizations necessary to enable Parent and each of its Subsidiaries to conduct its business in the manner in which its business is currently being conducted. Parent and each of its Subsidiaries are, and at all times has been, in compliance with the material terms and requirements of such Governmental Authorizations. Neither Parent nor its Subsidiaries have received any notice or other communication from any Governmental Body regarding
(a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

        4.14   TAX MATTERS.

               (a) All Tax Returns required to be filed with any Tax authority with respect to any Taxable period ending on or before the Closing, by or on behalf of Parent, have been or will be completed and filed when due (including any extensions of such due date) and all amounts show due on such Tax Returns on or before the Effective Time have been or will be paid on or before such date. The Parent Financial Statements (i) fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the date of the balance sheet included in the Parent Financial Statements (the "Parent Balance Sheet") and Parent has not and will not incur any Tax liability in excess of the amount reflected on such Parent Balance Sheet (excluding any amounts reserved or accrued thereon to reflect timing differences between financial accounting and taxable income) with respect to such periods and (ii) properly accrues in accordance with GAAP all material liabilities for Taxes payable after the date of the Parent Balance Sheet with respect to all transactions and events occurring on or prior to such date. All information set forth in the Parent Financial Statements relating to Tax matters is true, complete and accurate in all material respects. No material Tax liability since the date of the Parent Balance Sheet has been incurred by Parent other than in the ordinary course of business, and adequate provision has been made by Parent for all Taxes since that date in accordance with GAAP on at least a quarterly basis.

               (b) Parent has previously provided or made available to the Company true and correct copies of all income, franchise, and sales Tax Returns, and, as reasonably requested by Parent, prior to or following the date hereof, presently existing information statements and reports. Parent has withheld and paid to the applicable financial institutions or Tax authority all amounts required to be withheld. To the best knowledge of Parent, no Tax Returns filed with respect to Taxable years of Parent through the Taxable year ended December 31, 1997 in the case of the United States, have been examined and closed. Parent (or any member of any affiliated or combined group of which Parent has been a member) has not granted any extension or waiver of the limitation period applicable to any Tax Returns that is still in effect. There is no material claim, audit, action, suit, proceeding, or (to the knowledge of Parent) investigation now pending or (to the knowledge of Parent) threatened against or with respect to Parent in respect of any Tax or assessment. No notice of deficiency or similar document of any Tax authority has been received by Parent, and there are no liabilities for Taxes (including liabilities for interest, additions to Tax and penalties thereof and related expenses) with respect to the issues that have been raised (and are currently pending) by any Tax authority that could, if determined adversely to Parent, materially and adversely affect the liability of Parent for Taxes. There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of Parent. Parent has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code. Parent is in full compliance with all the terms and conditions of any Tax exemptions or other Tax-sharing agreement or order of a foreign government and the consummation of the Merger will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption or other Tax-sharing agreement or order. Neither Parent nor any Person on behalf of Parent has entered into or will enter into any agreement or consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income tax law) apply to any disposition of any asset owned by Parent. None of the assets of the Parent are property that the Parent is required to treat as being property of any other person pursuant to the so-called "safe harbor lease" provisions of Section 168(f)(8) of the Code. None of the assets of Parent is "tax-exempt use property" within the meaning of
Section 168(h) of the Code. Parent has not made and will not make a deemed dividend election under Treas. Reg. Section1.1502-32(f)(2) or a consent dividend election under Section 565 of the Code. Parent has never been a party to any transaction intended to qualify under Section 355 of the Internal Revenue Code or any corresponding provision of state law. Parent has not participated in ( and will not participate in) an international boycott within the meaning of
Section 999 of the Code. No Parent shareholder is other than a United States Person within the meaning of the Code. Parent does not have and has not had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States of America and such foreign country and Parent has not engaged in a trade or business within any foreign country. Parent has never elected to be treated as an S-corporation under
Section 1362 of the code or any corresponding provision of federal or state law. All material elections with respect to Parent's three most recent taxable years are reflected on the Parent Tax Returns for such periods, copies of which have been provided or made available to Parent. After the date of this Agreement, no material election with respect to Taxes will be made without the prior written consent of Parent, which consent will not be unreasonably withheld or delayed. Parent is not currently and never has been subject to the reporting requirements of Section 6038A of the Code. There is no agreement, contract or arrangement to which Parent is a party that could, individually or collectively, result in the payment of any amount that would not be deductible by reason of Sections 280G (as determined without regard to Section 280G(b)(4), 162 (other than 162(a)) or 404 of the Code. Parent is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (whether written or unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated Tax returns, under operation of certain state laws as a result of being a member of a unitary group, or under comparable laws of other states or foreign jurisdictions) which includes a party other than Parent nor does Parent owe any amount under any such Agreement. Parent has previously provided or made available to Parent true and correct copies of all income, franchise, and sales Tax Returns, and, as reasonably requested by Parent, prior to or following the date hereof, presently existing information statements and reports. Parent is not, and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 978(c)(1)(A)(ii) of the Code. Other than by reason of the Merger, Parent bas not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger. As used in this Section 4.14, the term "Parent" means Parent and entity included or required under GAAP to be included in any of the Parent Financial Statements.

               (c) No claim or Legal Proceeding is pending or has been threatened against or with respect to Parent or any of its Subsidiaries in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by Parent or its Subsidiaries. There are no liens for Taxes upon any of the assets of Parent or its Subsidiaries, except liens for current Taxes not yet due and payable.

               (d) Parent is participating in the Merger for good and valid business reasons and not for tax purposes;

               (e) Prior to the Merger, Parent will be in "Control" of Merger Sub. As used herein, "Control" of a corporation shall consist of ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a Person shall not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than an agent of such Person;

               (f) Other than the acquisition of shares of Company capital stock upon the consummation of the Merger in accordance with the terms of this Agreement, neither Parent nor any Person related to Parent (within the meaning of Treasury Regulation Sections 1.368-1(e)(3), (4) and (5)) has or will acquire any Company capital stock or any interest therein (including by way of options, pledges or similar arrangements or any transaction that reduces the risk of loss of owning Company capital stock). Other than (i) the possible reacquisition of shares held in escrow pursuant to the Escrow Agreement and (ii) the possible redemption of shares pursuant to the election of the holders thereof pursuant to the Certificate of Designation, Rights and Preferences of the Series B Convertible Preferred Stock (the "Certificate of Designation"), neither Parent nor any Person related to Parent (within the meaning of Treasury Regulation Sections 1.368-1(e)(3), (4) and (5)) has or, as of the Effective Time will have, any plan or intention to reacquire any of the shares of Parent capital stock issued in the Merger or acquire any interest in such shares (including by way of options, pledges or similar arrangements or any transaction that reduces the risk of loss of owning such Parent capital stock) and no such reacquisition of shares or acquisition of an interest therein will occur (even if not pursuant to a plan or intent existing as of the effective time) during the two-year period following the effective time.

               (g) Parent has no plan or intention to cause Merger Sub to issue additional shares of stock after the Merger that would result in Parent losing Control of Merger Sub;

               (h) Except for transfers described in both Section 368(a)(2)(C) of the Code and Treasury Regulation Section 1.368-2(j)(4) ("Permissible Transfers"), Parent has no plan or intention to take any of the following actions: (i) liquidate Merger Sub; (ii) except for the Merger, merge Merger Sub with or into another corporation including Parent or its affiliates; (iii) sell, distribute or otherwise dispose of the capital stock of Merger Sub; or (iv) cause Merger Sub to sell or otherwise dispose of any of its assets or of any of the assets acquired from Company except for dispositions made in the ordinary course of business or payment of expenses incurred by Merger Sub pursuant to the Merger (including payments with respect to Dissenting Shares and fractional shares, if any); provided, however, that nothing herein shall be understood to impose any limitation on the right of Parent to transfer assets or engage in any other transaction which Parent may determine to be necessary, appropriate or desirable in the exercise of its business judgment after the Merger in response to the circumstances then existing (as opposed to a plan or intention arising prior to the Merger);


               (i) At the time of the Merger, Merger Sub will have no liabilities or assets subject to liabilities, except to the extent incurred in connection with the transactions contemplated by the Agreement. Merger Sub is a newly formed corporation that was created for the sole purpose of facilitating the Merger, and it has conducted no business activities prior to the Effective Time;


               (j) Following the Merger, either the historic business of Company will be continued or a significant portion of Company's historic business assets will be utilized in a business; provided, however, that to the extent that the business or assets of Merger Sub are subject to a Permissible Transfer, Parent will cause the transferee to continue the historic business of Company or use a significant portion of Company's assets in a business;


               (k) Neither Parent nor any current or former Subsidiary of Parent owns, or has owned during the past five (5) years, directly or indirectly, any shares of Company capital stock, or the right to acquire or vote any such shares;


               (l) Neither Parent nor Merger Sub is an investment company within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code;


               (m) No Stockholder of Company is acting as agent for Parent in connection with the Merger or approval thereof, and Parent will not reimburse any Company Stockholder for Company capital stock such Stockholder may have purchased or for other obligations such Stockholder may have incurred;


               (n) Neither Parent nor Merger Sub is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;


               (o) The payment of cash in lieu of fractional shares of Parent is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to Company Stockholders in lieu of fractional shares of Series B Preferred Stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to Company Stockholders in exchange for their shares of Company capital stock. The fractional share interests of each Company Stockholder will be aggregated and no Company Stockholder will receive cash in an amount greater than the value of one full share of Series B Preferred Stock;


               (p) No shares of Merger Sub have been or will be used as consideration or issued to Stockholders of Company pursuant to the Merger;

               (q) The Series B Preferred Stock held in escrow pursuant to the Escrow Agreement will appear as issued and outstanding on the balance sheet of Parent;


               (r) Except as otherwise specifically provided in this Agreement, Merger Sub, Parent, the Company and the Stockholders of the Company will each pay separately its or their own expenses in connection with the Merger as contemplated by the Agreement;


               (s) There is no intercorporate indebtedness existing between Parent and Company or between Merger Sub and the Company that was issued, acquired or will be settled at a discount as a result of the Merger, and Parent will assume no liabilities of the Company or any Company Stockholder in connection with the Merger, other than the Company expenses solely and directly related to the Merger in accordance with Rev. Rul. 73-54, 1973-1 C.B. 187;

               (t) None of the compensation received by any stockholder-employees of the Company will be separate consideration for, or allocable to, any of their shares of the Company capital stock; none of the shares of Series B Preferred Stock received by any stockholder-employees of the Company will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any stockholder-employees of the Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services;

               (u) Notwithstanding anything above in this Section 4.14 to the contrary, Parent makes no representations regarding any actions or conduct of the Company prior to the Effective Time.

        4.15   EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

               (a) Part 4.15(a) of the Parent Disclosure Schedule contains a list of all salaried employees of Parent as of the date of this Agreement whose annual salaries are greater than $100,000, and correctly reflects their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. Parent is not a party to any collective bargaining contract or other Contract with a labor union involving any of its employees.

               (b) Part 4.15(b) of the Parent Disclosure Documents identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (individually referred to as a "Parent Plan" and collectively referred to as the "Parent Plans") sponsored, maintained, contributed to or required to be contributed to by Parent for the benefit of any current or former employee of Parent.

               (c) Parent does not maintain, sponsor or contribute to, and has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of ERISA), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of employees or former employees of Parent (a "Parent Pension Plan").

               (d) Parent does not maintain, sponsor or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of employees or former employees of Parent (a "Parent Welfare Plan") except for those Parent Welfare Plans described in Part 4.15(d) of the Parent Disclosure Schedule, none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

               (e) With respect to each Parent Plan, Parent has delivered to the
Company:

                      (i) an accurate and complete copy of such Parent Plan (including all amendments thereto);

                      (ii) an accurate and complete copy of the annual report (if required under ERISA) with respect to such Parent Plan for each of 1996 and 1997;

                      (iii) an accurate and complete copy of (A) the most recent summary plan description, together with each Summary of Material Modifications (if required under ERISA) with respect to such Parent Plan, and (B) each material employee communication relating to such Parent Plan;

                      (iv) if such Parent Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

                      (v) accurate and complete copies of all Contracts relating to such Parent Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

                      (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

               (f) Parent is not required to be, and, to the knowledge of Parent, Parent has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. Parent has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. Parent has never made a complete or partial withdrawal from a "multiemployer plan" (as defined in Section 3(37) of ERISA) resulting in "withdrawal liability" (as defined in
Section 4201 of ERISA), without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA.

               (g) Parent does not have any plan or commitment to create any additional Parent Welfare Plan or any Parent Pension Plan, or to modify or change any existing Parent Welfare Plan or Parent Pension Plan (other than to comply with applicable law).

               (h) No Parent Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee of Parent after any such employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Parent Unaudited Interim Balance Sheet, and (iii) benefits the full cost of which are borne by current or former employees of Parent (or their beneficiaries)).

               (i) With respect to each of Parent Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

               (j) Each of the Parent Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including ERISA and the Code.

               (k) Each of the Parent Plans intended to be qualified under
Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and Parent is not aware of any reason why any such determination letter should be revoked.

               (l) Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any bonus payment, golden parachute payment, severance payment or other payment to any current or former employee or director of Parent (whether or not under any Parent Plan), or materially increase the benefits payable under any Parent Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

               (m) Parent is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, employee compensation, wages, bonuses and terms and conditions of employment.

        4.16 ENVIRONMENTAL MATTERS. Parent is and has at all times been in compliance, in all material respects, with all applicable Environmental Laws. Parent possesses all material permits and other Governmental Authorizations required under applicable Environmental Laws, and Parent is and has at all times been in material compliance with the terms and requirements of all such Governmental Authorizations. Parent has not received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that Parent is not in compliance with any Environmental Law, and, to the knowledge of Parent, there are no circumstances that could reasonably be expected to prevent or interfere with Parent's compliance with any Environmental Law in the future. To the knowledge of Parent, no current or prior owner of any real property leased or controlled by Parent has received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that such current or prior owner or Parent is not or was not in compliance with any Environmental Law.

        4.17 INSURANCE. The business and properties of Parent and each of its Subsidiaries are insured for the benefit of Parent and each of its Subsidiaries in amounts deemed adequate by their respective management against risks usually insured against by Persons operating businesses similar to those of Parent or such Subsidiaries in the localities where such properties are located. Part 4.17 of the Parent Disclosure Schedule contains a complete and accurate list of all insurance policies held by Parent. Copies of all such policies have been delivered by the Parent to the Company.

        4.18 RELATED PARTY TRANSACTIONS. Except as set forth in Part 4.18 of the Parent Disclosure Schedule or in the Parent Financial Statements: (a) no Parent Related Party has, and no Parent Related Party has at any time had, any direct or indirect interest in any material asset used in or otherwise relating to the business of Parent; (b) no Parent Related Party is, or has at any time been, indebted to Parent or any of its Subsidiaries nor has Parent or any of its Subsidiaries been indebted to a Parent Related Party; (c) no Parent Related Party has entered into, or has had any direct or indirect financial interest in, any Material Parent Contract, transaction or business dealing involving Parent;
(d) no Parent Related Party is competing, or has at any time competed, directly or indirectly, with Parent; and (e) no Parent Related Party has any claim or right against Parent (other than rights to receive compensation for services performed as an employee of Parent). (For purposes of this Section 4.18, each of the following shall be deemed to be a "Parent Related Party": (i) each individual who is, or who has at any time been, an officer or director of Parent or, directly or indirectly, a holder of ten percent (10%) or more of the equity securities of Parent; (ii) each individual who is, or who at any time has been, a member of the immediate family of any of the individuals referred to in clause "(i)" above; (iii) any trust or other Entity (other than Parent) in which any one of the individuals referred to in clauses "(i)" and "(ii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest); (iv) any entity which is under common ownership or control with Parent or stockholders holding ten percent (10%) of the equity securities of Parent; or (v) any entity owned or controlled by Inamed Corporation or McGhan Medical Corporation.

        4.19 LEGAL PROCEEDINGS; ORDERS. Except as discussed on Part 4.19 of the Parent Disclosure Schedule, there is no pending Legal Proceeding, and, to the knowledge of Parent, no Person has threatened to commence any Legal Proceeding that: (i) may have a Material Adverse Effect on Parent its Subsidiaries or their business; or (ii) challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of Parent, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding. There is no order, writ, injunction, judgment or decree to which Parent, its Subsidiaries or any of the material assets owned or used by Parent or its Subsidiaries, is subject. To the knowledge of Parent, no officer or other employee of Parent or its Subsidiaries is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to Parent's or its Subsidiaries' business. There is no action, suit, proceeding or investigation by Parent or its Subsidiaries currently pending or which Parent or its Subsidiaries intend to initiate.

        4.20 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent and Merger Sub have the full corporate power and authority to perform their obligations under this Agreement and the other agreements to be executed by each of them in connection herewith to which each is party (collectively, "Related Agreements"); the execution, delivery and performance by Parent and Merger Sub of this Agreement and the Related Agreements to which each is a party have been duly authorized by all necessary action on the part of Parent and its Boards of Directors, and the



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

execution, delivery and performance of this Agreement and the Related Agreements to which each is a party by Merger Sub have been duly authorized by all necessary action on the part of Parent, as the sole shareholder of Merger Sub. This Agreement and the Related Agreements to which each is a party constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, except as enforcement thereof may be limited by (i) laws of general application relating to bankruptcy, insolvency moratorium, reorganization or other similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        4.21 NON-CONTRAVENTION; CONSENTS AND NOTICES. Neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

               (a) contravene, conflict with or result in a violation of any of the provisions of Parent's certificate of incorporation or bylaws;

               (b) with respect to Parent, contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which Parent, or any of the material assets owned or used by Parent, is subject;

               (c) with respect to Parent, contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, any Governmental Authorization that is held by Parent or that otherwise relates to Parent's business or to any of the material assets owned or used by Parent;

               (d) contravene, conflict with or result in a violation of breach of, or result in a default under, any provision of any Material Parent Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Material Parent Contract, (ii) accelerate the maturity or performance of any Material Parent Contract, or (iii) cancel, terminate or modify any Material Parent Contract; or

               (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by Parent (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of Parent).

Except as may be required by the Securities Act, the Exchange Act, state securities or "blue sky" laws, and the DGCL, Parent is not, nor will be required, to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of this Agreement or the consummation of the Merger.

        4.22 FULL DISCLOSURE. This Agreement (including the Parent Disclosure Schedule) does not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein not false or misleading.

        4.23 FINDER'S FEE. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated thereby based upon arrangements made by or on behalf of Parent.

                                    SECTION 5
                        CERTAIN COVENANTS OF THE COMPANY

        5.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement through the earlier of (i) the Effective Time or (ii) termination of this Agreement (the "Pre-Closing Period"), the Company shall, and shall cause its Representatives to: (a) provide Parent and Parent's Representatives, at Parent's expense, with reasonable access to the Company's Representatives, Personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company and (b) provide Parent and Parent's Representatives, at Parent's expense, with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Parent or its Representatives may reasonably request.

        5.2 OPERATION OF THE COMPANY'S BUSINESS. During the Pre-Closing Period, except as contemplated by or made in connection with this Agreement or consented to by Parent in writing, the Company shall:

               (a) conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

               (b) use commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Company in each case, in all material respects;

               (c) use commercially reasonable efforts to keep in full force all insurance policies in effect as of the date of this Agreement;

               (d) cause its chief executive officer to report regularly (but in no event less frequently than every two weeks) to Parent concerning the status of the Company's business;

               (e) not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities except that the Company may repurchase shares from former service providers in accordance with the agreements identified in Part 5.2(e) of the Company Disclosure Schedule in connection with any termination of services thereunder;

               (f) not sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or relating to, any capital stock or other security or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company shall be permitted to issue Company Common Stock upon the exercise of outstanding Company Options);

               (g) not amend or waive any of its rights under, or authorize the acceleration of vesting under (i) any provision of any agreement evidencing any outstanding Company Option or (ii) any provision of any restricted stock purchase agreement;

               (h) not amend or permit the adoption of any amendment to the Company's certificate of incorporation or bylaws, or effect or permit the Company to become a party to any Company Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

               (i) not form any Subsidiary or acquire any equity interest or other interest in any other Entity;

               (j) not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, do not exceed $10,000 in the aggregate;

               (k) not (i) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Company Contract, or
(ii) amend or prematurely terminate, or waive any material right or remedy under, any Material Company Contract;

               (l) not (i) acquire, lease or license any material right or other material asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any material right or other material asset to any other Person except that the Company may sell or license inventory in the ordinary course of business, or (iii) waive or relinquish any right, except for immaterial assets acquired, leased, licensed or disposed of by the Company pursuant to Contracts that are not Material Company Contracts;

               (m) not (i) lend money to any Person (other than ordinary advances for travel and entertainment), or (ii) incur or guarantee any indebtedness in excess of $10,000;

               (n) not (i) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees except pursuant to agreements in effect on the date hereof, or (ii) hire any new employee whose aggregate annual compensation is expected to exceed $50,000;

               (o) not change any of its methods of accounting or accounting practices in any respect (except as otherwise required by generally accepted accounting principles or any change therein);

               (p) not make any material Tax election except in the ordinary care of business;

               (q)    not commence or settle any Legal Proceeding;

               (r) except as contemplated by this Agreement, not enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with its past practices; and

               (s) not agree or commit to take any of the actions described in clauses "(e)" through "(r)" of this Section 5.2.

        5.3    NOTIFICATION; UPDATES TO COMPANY DISCLOSURE SCHEDULE.

               (a) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of:

                      (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement;

                      (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                      (iii) any breach of any covenant or obligation of the Company; and

                      (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 7 or
Section 8 impossible or unlikely.

               (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 5.3(a) requires any change in the Company Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Company Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Company Disclosure Schedule specifying such change. Any such update shall be deemed to be disclosed under the Company Disclosure Schedule, provided, however, that no such update shall be deemed to supplement or amend the Company Disclosure Schedule for the purpose of determining whether any of the conditions set forth in Section 7 has been satisfied.

        5.4 NO SOLICITATION. Upon the execution of this Agreement, the Company shall, and shall cause each of its Representatives to, discontinue any ongoing discussions or negotiations (other than any ongoing discussions with Parent) relating to a possible Company Acquisition Transaction. During the Pre-Closing Period, the Company shall not directly or indirectly, and shall not authorize or permit any Representative of the Company directly or indirectly to, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding the Company to any Person in connection with or in response to any inquiry, interest or proposal relating to possible Acquisition Proposal, (iii) continue or engage in any discussions or negotiations, with any Person with respect to any possible Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or Contract contemplating or otherwise relating to any Company Acquisition Transaction. The Company shall, and shall cause each of its representatives to, promptly provide Parent with an oral and written description of any expression of interest, inquiry, proposal or offer relating to a possible Company Acquisition Transaction that is received by the Company or any of the Company's representatives from any Person (other than Parent) on or prior to the Effective Time.

                                    SECTION 6

                           CERTAIN COVENANTS OF PARENT

        6.1 ACCESS AND INVESTIGATION. During the Pre-Closing Period, Parent shall, and shall cause its Representatives to: (a) provide the Company and the Company's Representatives, at Company's expense, with reasonable access to Parent's Representatives, Personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to Parent; and (b) provide the Company and the Company's Representatives, at Company's expense, with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to Parent, and with such additional financial, operating and other data and information regarding Parent, as the Company or its Representatives may reasonably request.

        6.2 OPERATION OF PARENT'S BUSINESS. During the Pre-Closing Period, except as contemplated by or made in connection with this Agreement or consented to by the Company in writing, Parent shall:

               (a) conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

               (b) use commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with Parent, in all material respects;

               (c) use commercially reasonable efforts to keep in full force all insurance policies in place as of the date of this Agreement;

               (d) not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (other than the surrender of options in connection with terminations of employment);

               (e) not change any of its methods of accounting or accounting practices in any respect (except as otherwise required by generally accepted accounting principles or any change therein);

               (f) not make any material Tax election except in the ordinary course of business;

               (g)    not commence or settle any Legal Proceeding; and

               (h) not agree or commit to take any of the actions described in clauses "(d)" through "(g)" of this Section 6.2.

        6.3    NOTIFICATION; UPDATES TO PARENT DISCLOSURE SCHEDULE.

               (a) During the Pre-Closing Period, Parent shall promptly notify the Company in writing of:

                      (i) the discovery by Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by Parent in this Agreement;

                      (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by Parent in this Agreement; if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                      (iii) any breach of any covenant or obligation of Parent; and

                      (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 7 or
Section 8 impossible or unlikely.

               (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 6.3(a) requires any change in the Parent Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Parent Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then Parent shall promptly deliver to the Company an update to the Parent Disclosure Schedule specifying such change. Any such update shall be deemed to be disclosed under the Parent Disclosure Schedule, provided, however, that no such update shall be deemed to supplement or amend the Parent Disclosure Schedule for the purpose of determining whether any of the conditions set forth in
Section 8 has been satisfied.

        6.4 REGULATORY FILINGS. Prior to the Effective Time, Parent shall make all required filings with state regulatory authorities, and shall ensure that the Merger Shares will be issued in compliance under the securities or "blue sky" laws of every jurisdiction of the United States in which any registered stockholder of the Company has an address of record on the record date for determining the stockholders entitled to notice of and to vote on the Merger.

        6.5 STOCK OPTION PLAN; EMPLOYEE BENEFITS. At the Effective Time, Parent shall reserve 300,000 shares of Parent Common Stock (the "Reserve Shares") to be issued pursuant to option grants under Parent's 1998 Stock Compensation Program, in the form attached hereto as Exhibit I (the "1998 Plan"), to employees and future employees of Surviving Corporation at the recommendation of the Board of Directors of the Surviving Corporation. One Hundred Twenty Five Thousand of the Reserve Shares shall be reserved for issuance to employees of Surviving Corporation under the 1998 Plan only in the event that Surviving Corporation receives final U.S. Food and Drug Administration approval of its bone cement product. Parent shall cause the employee benefits made available to employees of the Surviving Corporation to be substantially equivalent to employee benefits made available to similarly situated employees of Parent and Parent's other subsidiaries.

        6.6 REORGANIZATION. Neither Parent nor Merger Sub will, either before or after the Effective Time, take any action or fail to take any action if such action or failure to act could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368 of the Code or materially increase the risk thereof other than actions expressly contemplated by this Agreement.

        6.7 LOAN. At or within five business days following the Closing, Parent will loan to Surviving Corporation $200,000 pursuant to the Funding Commitment Letter, a form of which is attached hereto on Exhibit F.

                                    SECTION 7

          CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

        The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

        7.1 ACCURACY OF REPRESENTATIONS. The representations and warranties made by the Company in this Agreement and in each of the other agreements and instruments entered into and delivered by the Company to Parent in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing Date as if made at the Closing Date (without giving effect to any update to the Company Disclosure Schedule except as to matters previously approved by Parent in writing).

        7.2 PERFORMANCE OF COVENANTS. Each covenant or obligation that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

        7.3 NO MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall have been no Material Adverse Effect on the Company and there shall not have occurred any change or development, or any combination of changes or developments, that would reasonably be expected to have a Material Adverse Effect on the Company.

        7.4 COMPLIANCE CERTIFICATE. The Company shall have delivered to Parent a certificate of the Chief Executive Officer of the Company evidencing compliance with the conditions set forth in Sections 7.1, 7.2 and 7.3.

        7.5 STOCKHOLDER APPROVAL. The stockholders of the Company shall have approved this Agreement and the Merger in accordance with and as required by the DGCL.

        7.6 CONSENTS. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 3.21 of the Company Disclosure Schedule) shall have been obtained and shall be in full force and effect.

        7.7 LEGAL OPINION. Parent shall have received a legal opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP in the form of Exhibit C, dated as of the Closing Date;

        7.8 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

        7.9 NO GOVERNMENTAL LITIGATION. There shall not be pending or threatened any Proceeding in which a Governmental Authority is or is threatened to become a party: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the transactions contemplated thereby; (b) relating to the Merger and seeking to obtain from Parent or the Company any damages that may be material to Parent or the Company; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (d) which would materially and adversely affect the right of Parent or the Surviving Corporation to own the assets or operate the business of the Company.

        7.10 NO OTHER LITIGATION. There shall not be pending any Proceeding in which there is a reasonable possibility of an outcome that would have a Material Adverse Effect on Parent or the Company by: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the transactions contemplated thereby; (b) relating to the Merger and seeking to obtain from Parent or the Company any damages that may be material to Parent or the Company;
(c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving

Corporation; or (d) which would affect adversely the right of Parent or the Surviving Corporation to own the assets or operate the business of the Company.

        7.11 CONTINUITY OF INTEREST CERTIFICATES. Company shall use commercially reasonable efforts to deliver or cause to be delivered to counsel for Parent and Company prior to the Effective Time, from each stockholder of the Company, a Continuity of Interest Certificate in the form attached hereto as Exhibit J.

        7.12 DISSENTING SHARES. Holders of not more than ten percent (10%) of the Company's outstanding capital stock shall have not voted in favor of the Merger.

                                    SECTION 8

               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

        The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

        8.1 ACCURACY OF REPRESENTATIONS. The representations and warranties made by Parent and Merger Sub in this Agreement and in each of the other agreements and instruments delivered entered into and by Parent or Merger Sub to the Company in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing Date as if made at the Closing Date (without giving effect to any update to the Parent Disclosure Schedule except as to matters previously approved by the Company in writing).

        8.2 PERFORMANCE OF COVENANTS. Each covenant or obligation that Parent and/or Merger Sub is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

        8.3 NO MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall have been no Material Adverse Effect on Parent and there shall not have occurred any change or development, or any combination of changes or developments, that would reasonably be expected to have a Material Adverse Effect on Parent.

        8.4 COMPLIANCE CERTIFICATE. Parent shall have delivered to the Company a certificate of the Chief Executive Officer of Parent evidencing compliance with the conditions set forth in Sections 8.1, 8.2 and 8.3.

        8.5 STOCKHOLDER APPROVAL. The stockholders of the Company, if necessary, shall have approved this Agreement and the Merger in accordance with and as required by the DGCL.

        8.6 CONSENTS. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 4.21 of the Parent Disclosure Schedule) shall have been obtained and shall be in full force and effect.

        8.7 LEGAL OPINION. The Company shall have received a legal opinion of Nida & Maloney, P.C., dated as of the Closing Date, in the form of Exhibit D.

        8.8 REGISTRATION RIGHTS. Parent and the stockholders of the Company shall have executed and delivered a Registration Rights Agreement, dated as of the Closing Date, in the form of Exhibit E.

        8.9 FUNDING COMMITMENT LETTER. Parent shall have executed and delivered a Funding Commitment Letter in favor of the Surviving Corporation, dated as of the Closing Date, in the form of Exhibit F.

        8.10 STOCK OPTION PLAN. Parent shall have adopted the 1998 Plan.

        8.11 PREISSMAN EMPLOYMENT AGREEMENT. The Surviving Corporation and Howard Preissman shall have executed and delivered an Employment Agreement, dated as of the Closing Date, in the form of Exhibit H.

        8.12 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

        8.13 NO GOVERNMENTAL LITIGATION. There shall not be pending or threatened any Proceeding in which a Governmental Authority is or is threatened to become a party: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the transactions contemplated thereby; (b) relating to the Merger and seeking to obtain from Parent or the Company any damages that may be material to Parent or the Company; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (d) which would materially and adversely affect the right of Parent or the Surviving Corporation to own the assets or operate the business of the Company.

        8.14 NO OTHER LITIGATION. There shall not be pending any Proceeding in which there is a reasonable possibility of an outcome that would have a Material Adverse Effect on Parent or the Company: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the transactions contemplated thereby; (b) relating to the Merger and seeking to obtain from Parent or the Company any damages that may be material to Parent or the Company;
(c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (d) which would affect adversely the right of Parent or the Surviving Corporation to own the assets or operate the business of the Company.

        8.15 CERTIFICATE OF DESIGNATION. Parent shall have authorized and filed with the Secretary of State of the State of Delaware the Certificate of Designation attached hereto as Exhibit K.

        8.16 DISSENTING SHARES. Holders of not more than ten percent (10%) of the Company's outstanding capital stock shall have not voted in favor of the Merger.

                                    SECTION 9

                                   TERMINATION

        9.1 TERMINATION. This Agreement may be terminated prior to the Effective
Date:

               (a) by mutual written consent of Parent and the Company;

               (b) by either Parent or the Company if the Merger shall not have been consummated within sixty (60) days of the date hereof (unless the failure to consummate the Merger is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Effective Date);

               (c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

               (d) by either Parent or the Company if this Agreement is not approved by the stockholders of the Company; or

               (e) by such party if any of the other party's representations and warranties contained in this Agreement shall be or shall have become materially inaccurate, or if any of the other party's covenants contained in this Agreement shall have been breached in any material respect; provided, however, that if an inaccuracy in a party's representations and warranties or a breach of a covenant by a party is curable by such party and such party is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then the breaching party shall have thirty (30) days from the time of receipt of written notice from the nonbreaching party of such breach or inaccuracy to cure such breach and if it is not cured within such thirty (30) day period, the nonbreaching party may terminate this Agreement under this Section 9.1(e) on account of such inaccuracy or breach.

        9.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 9.2, Section 9.3,
Section 10 and Section 11.16 shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability for any breach of this Agreement.

        9.3 FEES AND EXPENSES. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred in the future by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by such party (or its Representatives) with respect to the other party's business (and the furnishing of information to the other party and its

Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement,
(c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of all Consents and Governmental Authorizations required to be obtained in connection with any of such transactions, and (d) the consummation of the Merger, provided however, that the fees and expenses of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, L.P. not to exceed $80,000, shall be paid within five (5) business days of Closing by Surviving Corporation.

                                   SECTION 10

          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.

        10.1 SURVIVAL OF COMPANY REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company herein (including the representations and warranties set forth in Section 3 or contained in the certificate delivered by an officer of the Company pursuant to Section 7.4) shall survive the Closing and shall expire on the first anniversary of the Closing Date (the "Expiration Date"); provided, however, that if, at any date prior to the Expiration Date, Parent delivers to Howard Preissman (the "Stockholders' Agent") a written notice alleging the existence of an inaccuracy in or a breach of any of the representations or warranties made by the Company (and setting forth in reasonable detail the basis for Parent's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under
Section 10.3 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the Expiration Date until such date as such claim is fully and finally resolved. The representations, warranties, covenants and obligations of the Company and the rights and remedies that may be exercised by Parent shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, the Parent; provided, however, that there shall be no liability for any matter disclosed to Parent pursuant to Section 5.3 and which Parent expressly waives in writing as a condition to closing. For purposes of this Agreement, each statement or other item of information set forth in the Company Disclosure Schedule or any update to the Company Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in this Agreement.

        10.2 SURVIVAL OF PARENT AND MERGER SUB REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Parent and Merger Sub herein (including the representations and warranties set forth in Section 4 or contained in any certificate delivered by an officer of Parent) shall survive the Closing and shall expire on the Expiration Date; provided however, that if, at any date prior to the Expiration Date, the Company delivers to Parent a written notice alleging the existence of an inaccuracy in or a breach of any of the representations or warranties made by Parent or Merger Sub (and setting forth in reasonable detail the basis for the Company's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section
10.4 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the Expiration Date until such date as such claim is fully and finally resolved. The representations, warranties, covenants and obligations of the Parent and Merger Sub and the rights and remedies that may be exercised by the Company, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, the Company; provided, however, that there shall be no liability for any matters disclosed to the Company pursuant to Section 6.3 and which the Company expressly waives in writing as a condition to closing. For purposes of this Agreement, each statement or other item of information set forth in the Parent Disclosure Schedule or in any update to the Parent Disclosure Schedule shall be deemed to be a representation and warranty made by Parent and Merger Sub in this Agreement.

        10.3 INDEMNIFICATION BY THE COMPANY STOCKHOLDERS. Subject to the limitations contained in Section 10.1, and Section 10.6, from and after the Effective Time, pursuant to the terms and conditions of the Escrow Agreement and as set forth herein, the Company Stockholders shall hold harmless and indemnify Parent and Merger Sub from and against, and shall compensate and reimburse Parent for, any Damages which are directly suffered or incurred by Parent or Merger Sub (regardless of whether or not such Damages relate to any Third Party Claim) and which arise from or as a result of, or are directly connected with any inaccuracy in or breach of any representation or warranty made by the Company in this Agreement (including Section 3) or contained in the certificate delivered by an officer of the Company pursuant to Section 7.4.

        10.4 INDEMNIFICATION BY PARENT AND MERGER SUB. Subject to the limitations contained in Sections 10.2 and Section 10.6, from and after the Effective Time, Parent shall hold harmless and indemnify the Company and the Company Stockholders from and against, and shall compensate and reimburse the Company and the Company Stockholders for any Damages which are directly suffered or incurred by the Company Stockholders (regardless of whether or not such Damages relate to any Third Party Claim) and which arise from or as a result of, or are directly connected with any inaccuracy in or breach of any representation or warranty made by Parent or Merger Sub in this Agreement (including Section 4) or contained in the certificate delivered by an officer of Parent pursuant to
Section 8.4.

        10.5   NOTICE; DEFENSE OF CLAIM.

               (a) If any party entitled to indemnification under Section 10.3 or Section 10.4 (which for purposes of this Section 10.5 shall include the Surviving Corporation and Parent) (the "Indemnified Party") shall receive notice or otherwise learn of the assertion by any other Person of any claim or of the commencement by any such Person of any action (a "Third Party Claim") with respect to which a party may be obligated to provide indemnification pursuant to
Section 10.3 or Section 10.4 (the "Indemnifying Party"), such Indemnified Party shall give written notice thereof to the Indemnifying Party within ten (10) business days after becoming aware of such Third Party Claim (provided, that any notice to the Company Stockholders shall be provided to the Stockholders' Agent) (the "Indemnification Notice"); provided, however, that the failure of any Indemnified Party to give notice as provided in this Section 10.5 shall not relieve the Indemnifying Party of its obligations under Section 10.3 or Section 10.4, as the case may be, except to the extent that the Indemnifying Party actually is prejudiced by such failure to give notice. Such notice shall describe the Third Party Claim in reasonable detail, and shall indicate the amount of the Damages that has been paid or reasonably expects to pay or incur (in accordance with GAAP) by such Indemnified Party. Thereafter, such Indemnified Party shall deliver to the Indemnifying Party within 5 business days after the Indemnified Party's receipt thereof, copies of all notices and documents received by the Indemnified Party relating to the Third Party Claim (including court papers).

               (b) If, promptly after receipt by the Indemnifying Party of notice of any Third Party Claim as provided in Section 10.5(a), the Indemnifying Party shall give written notice to the Indemnified Party stating that it intends to assume the defense thereof, at its own cost, then the defense of such Third Party Claim, including selection of counsel reasonably satisfactory to the Indemnified Party, shall be by the Indemnifying Party and the Indemnified Party shall make no payment on such Third Party Claim as long as the Indemnifying Party is conducting a good faith and diligent defense. The Indemnified Party shall make available all information and assistance that the Indemnifying Party may reasonably request and shall cooperate with the Indemnifying party in such defense. Notwithstanding the foregoing, the Indemnified Party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel. If no such notice to assume the defense against a Third Party Claim is received by the Indemnified Party from the Indemnifying Party, the Indemnified Party shall, at the expense of the Indemnifying Party, undertake the defense of such Third Party Claim, with counsel selected by the Indemnified Party, and shall have the right to compromise or settle the same exercising reasonable judgment.

               (c) No Third Party Claim made against any Indemnified Party shall be settled without the prior written consent of the Indemnifying Party.

        10.6 FURTHER LIMITATIONS ON INDEMNIFICATION. Notwithstanding the foregoing, the right to indemnification under this Section 10 shall be subject to the following:

               (a) No Indemnifying Party shall have liability under Section 10.3 or Section 10.4 except to the extent that the Damages exceed $50,000 in the aggregate, in which event the Indemnifying Party shall be liable for all Damages.

               (b) No indemnification shall be payable pursuant to Sections 10.3 or 10.4, as the case may be, after the Expiration Date, except for claims for Damages made prior to the Expiration Date but not then resolved.

               (c) Parent shall be entitled to offset the amount of any Damages incurred by Parent pursuant to Section 10.3. Any such offset for Damages under this Section 10.6(c) shall be effected by the cancellation of that number of Merger Shares in the Escrow Fund. For purposes of determining the number of Merger Shares to be delivered to Parent out of the Escrow Fund, the Merger Shares will be valued at $7.50 per share (as adjusted for stock splits, combinations, recapitalizations or similar events).

               (d) The limitations of Sections 10.1, 10.2 and 10.6(a) shall not apply to any claim for Damages that are determined by a court of competent jurisdiction in a proceeding from which no further appeal is permitted to be taken to have been primarily caused by fraud or intentional misrepresentation or intentional breach of any party.

               (e) In determining the amount of any indemnity under Section 10.3 or 10.4, the Damages shall be reduced (including, without limitation, retroactively) by any insurance proceeds, tax benefit or other similar recovery or offset realized, directly or indirectly, by the

Indemnified Party actually recovered by or on behalf of such Indemnified Party in reduction of the loss giving rise to the claim for Damages.

               (f) The rights of Parent to make claims upon the Escrow Fund in accordance with this Section 10 shall be the sole and exclusive remedy of Parent after the Closing with respect to any representation, warranty, covenant or agreement made by the Company under this Agreement and no former stockholder, optionholder, warrantholder, director, officer, employee or agent of the Company shall have any personal liability to Parent or the Surviving Corporation after the Closing in connection with the Merger.

10.7    STOCKHOLDERS' AGENT.

               (a) The Stockholder's Agent shall be constituted and appointed as agent for and on behalf of the Company Stockholders to give and receive notices and communications, to authorize delivery to Parent of the Merger Shares or other property from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Merger Shares in the Escrow Fund from time to time upon not less than ten (10) days' prior written notice to Parent. The Stockholders' Agent may resign upon thirty (30) days notice to the parties to this Agreement and the Company Stockholders. No bond shall be required of the Stockholders' Agent, and the Stockholders' Agent shall receive no compensation for his services. Notices or communications to or from the Stockholders' Agent shall constitute notice to or from each of the Company Stockholders.

               (b) The Stockholders' Agent shall not be liable for any act done or omitted hereunder as Stockholders' Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Company Stockholders shall severally indemnify the Stockholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder.

               (c) The Stockholders' Agent shall have reasonable access to information about Parent and Surviving Corporation and the reasonable assistance of Parent and Surviving Corporation's officers and employees for purposes of performing its duties and exercising its rights hereunder, provided that the Stockholders' Agent shall treat confidentially and not disclose any nonpublic information from or about Parent and Surviving Corporation to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

        10.8 ACTIONS OF THE STOCKHOLDERS' AGENT. A decision, act, consent or instruction of the Stockholders' Agent shall constitute a decision of all Company Stockholders for whom Merger Shares otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of the Company Stockholders, and the Escrow Agent and Parent may rely upon any decision, act, consent or instruction of the Stockholders' Agent as being the decision, act, consent or instruction of each and every Company Stockholder.

                                   SECTION 11

                            MISCELLANEOUS PROVISIONS

        11.1 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

        11.2 ATTORNEYS' FEES. Subject to Section 9.3, if any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        11.3 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

               if to Parent or Merger Sub:

                      Medical Device Alliance, Inc.
                      3800 Howard Hughes Parkway, Suite 1800
                      Las Vegas, NV 89109
                      Attention:  Donald K. McGhan, Chairman of the Board
                      Telephone:    (702) 791-2910
                      Facsimile:    (702) 791-3267

                      and

                      Medical Device Alliance, Inc.
                      12 Wright's Mill Road
                      Armonk, NY  10504
                      Attention:  Peter D. Costantino, Chief Executive Officer
                      Telephone:    (914) 765-0042
                      Facsimile:    (914) 273-4647

               with a copy to (which shall not constitute notice):



                      Nida and Maloney, P.C.
                      800 Anacapa Street
                      Santa Barbara, CA  93101
                      Attention:  C. Thomas Hopkins, Esq.
                      Facsimile:  (805) 568-1955
               if to the Company or Stockholders' Agent:

                      Parallax Medical, Inc.
                      2140 Jonathan Avenue
                      San Jose, CA 95125
                      Attention:  Howard Preissman, President
                      Telephone:    (408) 978-5890
                      Facsimile:    (408) 978-5891

               with a copy to (which shall not constitute notice):

                      Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, L.L.P.
                      155 Constitution Drive
                      Menlo Park, CA 94025
                      Attention:  Bennett L. Yee, Esq.
                      Telephone:    (650) 321-2400
                      Facsimile:    (650) 321-2800

        11.4 TIME OF THE ESSENCE. Time is of the essence of this Agreement.

        11.5 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

        11.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall be enforceable by and inure solely to the benefit of, the parties hereto and their successors and assigns; provided, however, that this Agreement may not be assigned by any party without the written consent of the other parties, and any attempted assignment without such consent shall be void and of no effect. None of the provisions of this Agreement are intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns, if any, and the Company Stockholders and holders of Company Options with respect to their right to receive Parent securities pursuant to Section 2.5 and under Section 6.7.

        11.7   WAIVER.

               (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

               (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        11.8 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

        11.9 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

        11.10 DISCLOSURE SCHEDULES. The disclosure schedules shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 3 or in Section 4, as the case may be, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation and warranty set forth in the corresponding numbered or lettered section in Section 3 or in Section 4, as the case may be, and shall not be deemed to relate to or to qualify any other representation or warranty.

        11.11 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and, supersede all prior and contemporaneous agreements and understandings among or between any of the parties relating to the subject matter hereof.

        11.12  CONSTRUCTION.

               (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

               (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

               (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

               (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

        11.13 HEADINGS. The bold-faced section headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

        11.14 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same instrument. Signatures may be exchanged by telecopy, with original signatures to follow. Each of the parties hereto agrees that it will be bound by its own telecopied signature and that it accepts the telecopied signatures of the other parties to this Agreement. The original signature pages shall be forwarded to Parent or its counsel and Parent and its counsel will provide all of the parties hereto with a copy of the entire Agreement.

11.15 CONFIDENTIALITY. The parties acknowledge that Parent and Company have previously executed a Confidentiality Disclosure Agreement, dated June 3, 1998, which Confidentiality Disclosure Agreement shall continue in full force and effect in accordance with its terms.

        The parties hereto have caused this Agreement to be executed and delivered as of July ____, 1998.

                               MEDICAL DEVICE ALLIANCE, INC.,
                               a Nevada corporation


                               By: /s/ Donald K. McGhan
                                   -----------------------------------------
                                       Donald K. McGhan
                                       Chairman of the Board


                               PX ACQUISITION CORP., a Delaware
                               corporation


                               By: /s/ Donald K. McGhan
                                   -----------------------------------------
                                       Donald K. McGhan
                                       Chairman of the Board


                               PARALLAX MEDICAL, INC., a Delaware
                               corporation



                               By: /s/ Howard Preissman
                                   -----------------------------------------
                                       Howard Preissman
                                       President

                                    EXHIBIT B

               DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION


                                    Directors

                             Donald K. McGhan
                             Peter Costantino
                             Howard Preissman


                                    Officers

               Chairman of the Board        ---    Donald K. McGhan
               Chief Executive Officer      ---    Peter Costantino
               President                    ---    Howard Preissman
               Treasurer and Secretary      ---    Nikki M. Moseley

                                    EXHIBIT C

                      FORM OF OPINION OF GUNDERSON DETTMER

                                    EXHIBIT D

                        FORM OF OPINION OF NIDA & MALONEY

                                    EXHIBIT E

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT F

                        FORM OF FUNDING COMMITMENT LETTER

                                    EXHIBIT G

                            FORM OF ESCROW AGREEMENT

                                    EXHIBIT H

                     FORM OF PREISSMAN EMPLOYMENT AGREEMENT

                                    EXHIBIT I

                                    1998 PLAN

                                    EXHIBIT J

                   FORM OF CONTINUITY OF INTEREST CERTIFICATE

                                    EXHIBIT K

                       FORM OF CERTIFICATE OF DESIGNATION

                           PARENT DISCLOSURE SCHEDULE

                           COMPANY DISCLOSURE SCHEDULE


                                       12